EXHIBIT 2
DESCRIPTION OF SECURITIES
REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT
As of 31 December 2021 BP p.l.c. (“BP,” the “Company,” “we,” “us,” and “our”) had the following series of securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Name of each exchange on which registered
American Depositary Shares	New York Stock Exchange
Ordinary Shares of 25c each	New York Stock Exchange(*)
Floating Rate Guaranteed Notes due 2022	New York Stock Exchange
2.500% Guaranteed Notes due 2022	New York Stock Exchange
2.750% Guaranteed Notes due 2023	New York Stock Exchange
3.994% Guaranteed Notes due 2023	New York Stock Exchange
3.535% Guaranteed Notes due 2024	New York Stock Exchange
3.814% Guaranteed Notes due 2024	New York Stock Exchange
3.790% Guaranteed Notes due 2024	New York Stock Exchange
3.194% Guaranteed Notes due 2025	New York Stock Exchange
3.506% Guaranteed Notes due 2025	New York Stock Exchange
3.796% Guaranteed Notes due 2025	New York Stock Exchange
3.119% Guaranteed Notes due 2026	New York Stock Exchange
3.410% Guaranteed Notes due 2026	New York Stock Exchange
3.017% Guaranteed Notes due 2027	New York Stock Exchange
3.279% Guaranteed Notes due 2027	New York Stock Exchange
3.543% Guaranteed Notes due 2027	New York Stock Exchange
3.588% Guaranteed Notes due 2027	New York Stock Exchange
3.723% Guaranteed Notes due 2028	New York Stock Exchange
3.937% Guaranteed Notes due 2028	New York Stock Exchange
4.234% Guaranteed Notes due 2028	New York Stock Exchange
1.749% Guaranteed Notes due 2030	New York Stock Exchange
3.633% Guaranteed Notes due 2030	New York Stock Exchange
3.060% Guaranteed Notes due 2041	New York Stock Exchange
2.772% Guaranteed Notes due 2050	New York Stock Exchange
3.000% Guaranteed Notes due 2050	New York Stock Exchange
3.067% Guaranteed Notes due 2050	New York Stock Exchange
2.939% Guaranteed Notes due 2051	New York Stock Exchange
3.001% Guaranteed Notes due 2052	New York Stock Exchange
3.379% Guaranteed Notes due 2061	New York Stock Exchange
4.375% Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes	New York Stock Exchange
4.875% Perpetual Subordinated Non-Call 10 Fixed Rate Reset Notes	New York Stock Exchange

(*)    Not for trading, but only in connection with the registration of American Depositary Shares, pursuant to the requirements of the Securities and Exchange Commission.

Capitalized terms used but not defined herein have the meanings given to them in BP’s Annual Report and Form 20-F 2021.
I.ORDINARY SHARES
The following description of our ordinary shares of US$0.25 each is a summary and does not purport to be complete. It is subject to and qualified in its entirety by BP’s Articles of Association and by the Companies Act 2006 (the “Act”) and any other applicable English law concerning companies, as amended from time to time.
A copy of BP’s Articles of Association is filed as Exhibit 1 to BP’s Annual Report and Form 20-F 2021.
A.General
The number of ordinary shares outstanding at 31 December 2021, excluding treasury shares, and including certain shares that will be issuable in the future under employee share-based payment plans was 19,642,221,040. The primary market for the company’s ordinary shares (trading symbol ‘BP.’) is the London Stock Exchange (LSE). The company’s ordinary shares are a constituent element of the Financial Times Stock Exchange 100 Index.
In the US, the company’s securities are listed and traded on the New York Stock Exchange (NYSE) in the form of ADSs (trading symbol ‘BP’), for which JPMorgan Chase Bank, N.A. is the depositary (the Depositary) and transfer agent. The Depositary’s principal office is 383 Madison Avenue, Floor 11, New York, NY, 10179, US. Each ADS represents six ordinary shares. ADSs are evidenced by American depositary receipts (ADRs), which may be issued in either certificated or book entry form. The company's ordinary shares are also traded in the form of a global depositary certificate representing the company's ordinary shares on the Frankfurt, Hamburg and Dusseldorf Stock Exchanges.
All of the existing issued BP ordinary shares are fully paid. BP ordinary shares are represented in certificated registered form and also in uncertificated form under “CREST”. CREST is an electronic settlement system in the U.K. which enables BP ordinary shares to be evidenced and transferred electronically without use of a physical certificate.
B.Dividend rights
If recommended by the directors of BP, shareholders of BP may, by resolution, declare dividends but no such dividend may be declared in excess of the amount recommended by the directors. The directors may also pay interim dividends without obtaining shareholder approval. No dividend may be paid other than out of profits available for distribution, as determined under IFRS and the Act. Dividends on ordinary shares are payable only after payment of dividends on BP preference shares. Any dividend unclaimed after a period of 10 years from the date of declaration of such dividend shall be forfeited and reverts to BP. If the company exercises its right to forfeit shares and sells shares belonging to an untraced shareholder then any entitlement to claim dividends or other monies unclaimed in respect of those shares will be for a period of twelve months after the sale. The company may take such steps as the directors decide are appropriate in the circumstances to trace the member entitled and the sale may be made at such time and on such terms as the directors may decide.
The directors have the power to declare and pay dividends in any currency provided that a sterling equivalent is announced. It is not the company’s intention to change its current policy of paying dividends in US dollars. At the company’s AGM held on 15 April 2010, shareholders approved the introduction of a Scrip Dividend Programme (the “Scrip Programme”) and to include provisions in the Articles of Association to enable the company to operate the Scrip Programme. The Scrip Programme was renewed at the company’s AGM held on 12 May 2021 for a further three years. The Scrip Programme enables ordinary shareholders and BP ADS holders to elect to receive new fully paid ordinary shares (or BP ADSs in the case of BP ADS holders) instead of cash. The operation of the Scrip Programme is always subject to the directors’ decision to make the scrip offer available in respect of any particular dividend. Should the directors decide not to offer the scrip in respect of any particular dividend, cash will automatically be paid instead. BP announced on 29 October 2019 and as part of all subsequent quarterly results announcements made since, that the board of directors had suspended the Scrip Programme in respect of those quarterly dividends. The company does not anticipate offering a scrip election for the foreseeable future. The directors may determine in relation to any scrip dividend plan or programme how the costs of the programme will be met, the minimum number of ordinary shares required in order to be able to participate in the programme and any arrangements to deal with legal and practical difficulties in any particular territory.
Apart from shareholders’ rights to share in BP’s profits by dividend (if any is declared or announced), BP’s Articles of Association provide that the directors may set aside:
•A special reserve fund out of the balance of profits each year to make up any deficit of cumulative dividend on the BP preference shares.
•A general reserve out of the balance of profits each year, which shall be applicable for any purpose to which the profits of the company may properly be applied. This may include capitalization of such sum, pursuant to an ordinary shareholders’ resolution, and distribution to shareholders as if it were distributed by way of a dividend on the ordinary shares or in paying up in full unissued ordinary shares for allotment and distribution as bonus shares.
Any such sums so deposited may be distributed in accordance with the manner of distribution of dividends as described above.
Holders of shares are not subject to calls on capital by the company, provided that the amounts required to be paid on issue have been paid off. All shares are fully paid.
C.Voting rights
BP’s Articles of Association provide that voting on resolutions at a shareholders’ meeting will be decided on a poll other than resolutions of a procedural nature, which may be decided on a show of hands. If voting is on a poll, every shareholder who is present in person or by proxy has one vote for every ordinary share held and two votes for every £5 in nominal amount of BP preference shares held. If voting is on a show of hands, each shareholder who is present at the meeting in person or whose duly appointed proxy is present in person will have one vote, regardless of the number of shares held, unless a poll is requested.
Shareholders do not have cumulative voting rights.
For the purposes of determining which persons are entitled to attend or vote at a shareholders’ meeting and how many votes such persons may cast, the company may specify in the notice of the meeting a time, not more than 48 hours before the time of the meeting, by which a person who holds shares in registered form must be entered on the company’s register of members in order to have the right to attend or vote at the meeting or to appoint a proxy to do so.
Holders on record of ordinary shares may appoint a proxy, including a beneficial owner of those shares, to attend, speak and vote on their behalf at any shareholders’ meeting, provided that a duly completed proxy form is received not less than 48 hours (or such shorter time as the directors may determine) before the time of the meeting or adjourned meeting or, where the poll is to be taken after the date of the meeting, not less than 24 hours (or such shorter time as the directors may determine) before the time of the poll.
Proxies may be delivered electronically.

Corporations who are members of the company may appoint one or more persons to act as their representative or representatives at any shareholders’ meeting provided that the company may require a corporate representative to produce a certified copy of the resolution appointing them before they are permitted to exercise their powers.
Matters are transacted at shareholders’ meetings by the proposing and passing of resolutions, of which there are two types: ordinary or special.
An ordinary resolution requires the affirmative vote of a majority of the votes of those persons voting at a meeting at which there is a quorum. A special resolution requires the affirmative vote of not less than three quarters of the persons voting at a meeting at which there is a quorum. Any AGM requires 21 clear days’ notice. The notice period for any other general meeting is 14 clear days subject to the company obtaining annual shareholder approval, failing which, a 21 clear day notice period will apply.
D.Liquidation rights; redemption provisions
In the event of a liquidation of BP, after payment of all liabilities and applicable deductions under UK laws and subject to the payment of secured creditors, the holders of BP preference shares would be entitled to the sum of (1) the capital paid up on such shares plus, (2) accrued and unpaid dividends and (3) a premium equal to the higher of (a) 10% of the capital paid up on the BP preference shares and (b) the excess of the average market price over par value of such shares on the London Stock Exchange during the previous six months. The remaining assets (if any) would be divided pro rata among the holders of ordinary shares.
Without prejudice to any special rights previously conferred on the holders of any class of shares, BP may issue any share with such preferred, deferred or other special rights, or subject to such restrictions as the shareholders by resolution determine (or, in the absence of any such resolutions, by determination of the directors), and may issue shares that are to be or may be redeemed.
Subject to authorization by shareholder resolution, BP may purchase its own shares in accordance with the Act.
E.Pre-emption rights and new issues of shares
Under Section 549 of the Act, the directors are, with certain exceptions, unable to allot equity securities without the authority of the shareholders in a general meeting. The term “equity securities” as defined in the Act includes BP ordinary shares or securities convertible into BP ordinary shares. In addition, Section 561 of the Act imposes further restrictions on the issue of equity securities (as defined in the Act, which would include BP ordinary shares or securities convertible into BP ordinary shares) which are, or are to be, paid up wholly in cash and not first offered to existing shareholders in proportion to their existing shareholdings. Holders of BP ADSs would, acting through the Depositary, be entitled to participate in any such preemptive offer.
BP’s Articles of Association authorize the directors to issue equity securities subject to the provisions of the Act and any resolution passed by shareholders in general meeting (such authority is sought on an annual basis).
In accordance with institutional investor guidelines, the company deems it appropriate to grant authority to the directors to allot shares and other securities and to disapply pre-emption rights by way of shareholders resolutions at each AGM in place of authority granted by virtue of the company’s Articles of Association. At the AGM on 12 May 2021, authorization was given to the directors to allot shares in the company and to grant rights to subscribe for, or to convert any security into, shares in the company up to an aggregate nominal amount as if section 561(1) of the Act (providing for pre-emption rights for the shareholders of a company in respect of allotments by such company of its equity securities) did not apply. The resolutions dis-applying pre-emption rights comply with institutional shareholder guidance and in particular the Statement of Principles on Disapplying Pre-Emption Rights most recently published by the Pre-Emption Group. These authorities were given for the period until the next AGM in 2022 or 12 August 2022, whichever is the earlier. These authorities are renewed annually at the AGM.
F.Variation of rights
The rights attached to any class of shares may be varied with the consent in writing of holders of 75% of the shares of that class or on the adoption of a special resolution passed at a separate meeting of the holders of the shares of that class. At every such separate meeting, all of the provisions of the Articles of Association relating to proceedings at a general meeting apply, except that the quorum with respect to a meeting to change the rights attached to the preference shares is 10% or more of the shares of that class, and the quorum to change the rights attached to the ordinary shares is one third or more of the shares of that class.
G.Shareholders’ meetings and notices
Shareholders must provide BP with a postal or electronic address in the UK to be entitled to receive notice of shareholders’ meetings. Holders of BP ADSs are entitled to receive notices under the terms of the deposit agreement relating to BP ADSs. The substance and timing of notices are described above under the heading Voting rights.
Under the Act, the AGM of shareholders must be held once every year, within each six month period beginning with the day following the company’s accounting reference date. All general meetings shall be held at a time and place determined by the directors. If any shareholders’ meeting is adjourned for lack of quorum, notice of the time and place of the adjourned meeting may be given in any lawful manner, including electronically. Powers exist for action to be taken either before or at the meeting by authorized officers to ensure its orderly conduct and safety of those attending.
The directors have power to convene a general meeting which is a hybrid meeting, that is to provide facilities for shareholders to attend a meeting which is being held at a physical place by electronic means as well (but not to convene a purely electronic meeting).
The provisions of the Articles of Association in relation to satellite meetings permit facilities being provided by electronic means to allow those persons at each place to participate in the meeting.
H.Limitations on voting and shareholding
There are no limitations, either under the laws of the UK or under the company’s Articles of Association, restricting the right of non-resident or foreign owners to hold or vote BP ordinary or preference shares in the company other than limitations that would generally apply to all of the shareholders and limitations applicable to certain countries and persons subject to UK economic sanctions or those sanctions adopted by the UK government which implement resolutions of the Security Council of the United Nations.
I.Transfer of Shares
Except as described in this paragraph, the Articles of Association do not restrict the transferability of BP ordinary shares. BP ordinary shares may be transferred by an instrument in any usual form or in any other form acceptable to the directors. The directors may refuse to register a transfer:
•if it is of shares which are not fully paid; or
•if it is in favor of more than four persons jointly
BP may not refuse to register transfers of BP ordinary shares if it would prevent dealings in the shares on the London Stock Exchange from taking place on an open and proper basis.
J.Disclosure of interests in shares

The Act permits a public company to give notice to any person whom the company believes to be or, at any time during the three years prior to the issue of the notice, to have been interested in its voting shares requiring them to disclose certain information with respect to those interests. Failure to supply the information required may lead to disenfranchisement of the relevant shares and a prohibition on their transfer and receipt of dividends and other payments in respect of those shares and any new shares in the company issued in respect of those shares. In this context the term ‘interest’ is widely defined and will generally include an interest of any kind whatsoever in voting shares, including any interest of a holder of BP ADSs.
There are no provisions in BP’s Articles of Association whereby persons acquiring, holding or disposing of a certain percentage of BP’s shares are required to make disclosure of their ownership percentage, although there are such requirements under Part 6 of the Financial Services and Markets Act 2000 and Rule 5 of the Disclosure Guidance and Transparency Rules made by the Financial Conduct Authority (successor to the UK Financial Services Authority). These requirements impose a statutory obligation on a person to notify BP and the Financial Conduct Authority of the percentage of the voting rights in BP such person directly or indirectly holds or controls, or has rights over, through his direct or indirect holding of certain financial instruments, if the percentage of those voting rights:
•reaches, exceeds or falls below 3% and/or any subsequent whole percentage figure as a result of an acquisition or disposal of shares or financial instruments; or
•reaches, exceeds or falls below any such threshold as a result of any change in the breakdown or number of voting rights attached to shares in BP.
The Disclosure Guidance and Transparency Rules set out in detail the circumstances in which an obligation of disclosure will arise, as well as certain exemptions from those obligations for specified persons.
Under section 793 of the Act, BP may, by notice in writing, require a person that BP knows or has reasonable cause to believe is or was during the three years preceding the date of notice interested in BP’s shares to indicate whether or not that is the case and, if that person does or did hold an interest in BP’s shares, to provide certain information as set out in that Act.
Article 19 of the EU Market Abuse Regulation (2014/596) further requires persons discharging managerial responsibilities within BP (and their persons closely associated) to notify BP of transactions conducted on their own account in BP shares or derivatives or certain financial instruments relating to BP shares.
The City Code on Takeovers and Mergers also imposes strict disclosure requirements with regard to dealings in the securities of an offeror or offeree company on all parties to a takeover and also on their respective associates during the course of an offer period.
K.Company records and service of notice
In relation to notices not covered by the Act, the reference to notice by advertisement in a national newspaper also includes advertisements via other means such as a public announcement.

II.AMERICAN DEPOSITARY SHARES
A.General
The ordinary shares of BP may be issued in the form of American Depositary Shares (ADSs). Each ADS represents six ordinary shares. ADSs are listed on the NYSE. ADSs are evidenced by American depositary receipts (ADRs), which may be issued in either certificated or book entry form.
JPMorgan Chase Bank, N.A. is the depositary (the “Depositary”) and transfer agent. Each ADS represents an ownership interest in six ordinary shares deposited with the custodian, as agent of the depositary, under the Second Amended and Restated Deposit Agreement, dated 6 December 2013, as amended (the Deposit Agreement). The Depositary’s principal office is presently located at 383 Madison Avenue, Floor 11, New York, NY, 10179, US.
You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.
The following is a summary of the material terms of the Deposit Agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire form of Deposit Agreement and the form of ADR, which contain the terms of the ADSs. Please refer to Exhibit 99.(A) filed on a post-effective amendment to Form F-6 (File No. 333-144817) with the SEC on 12 June 2013, Exhibit 99.(a)(2) filed on a post-effective amendment to Form F-6 (File No. 333-144817) with the SEC on 9 February 2017 and Exhibit 99.(a)(3) filed on a post-effective amendment to Form F-6 (File No. 333-144817) with the SEC on 27 March 2020. Copies of the Deposit Agreement are also available for inspection at the offices of the Depositary.
B.Voting Procedure
Record holders of BP ADSs are also entitled to attend, speak and vote at any shareholders’ meeting of BP by the appointment by the Depositary of them as proxies in respect of the ordinary shares represented by their ADSs. Each such proxy may also appoint a proxy. Alternatively, holders of BP ADSs are entitled to vote by supplying their voting instructions to the Depositary, who will vote the ordinary shares represented by their ADSs in accordance with their instructions.
If ADSs are held indirectly through a brokerage account or otherwise in street name, the holder must rely on the procedures established by his or her broker or financial institution to assert the rights of ADS holders described in this section.
In the event a situation arises where the aggregate number of votes to be cast by or on behalf of the Depositary at a BP shareholder meeting exceeds the total number of ordinary shares registered in the name of the Depositary or its custodian as of the record date for ordinary shares, the BP Articles of Association provide an adjustment mechanism intended to ensure that the Depositary may only vote those shares which are registered in its name at the record date for ordinary shares. The adjustment may be made on a pro rata basis or may be made with respect to specific votes.
In any circumstance where the Depositary is unable to make an adjustment, the chairman may make any adjustment of the votes to be cast by or on behalf of the Depositary on a pro rata basis or in such other manner as may have been prescribed by regulations or procedures established by the directors.
Except in respect of an adjustment of votes as described in the preceding paragraph, if any question arises as to whether an ADS holder, as proxy for the Depositary, or the proxy of an ADS holder, has been validly appointed to vote (or exercise any other right), according to BP’s Articles of Association the question shall be determined:
•by the chairman of the meeting or in accordance with procedures established by the board of directors, if such question arises at or in relation to a general shareholders meeting; or
•by the board of directors at their discretion, if such question arises in any other circumstances.

The Depositary or BP will notify direct ADS holders of the upcoming meeting and arrange to distribute certain materials to such holders. The materials will:
•contain such information as is contained in the meeting’s notice or in the solicitation materials; and
•explain how ADS holders may instruct the Depositary to vote the ordinary shares or other deposited securities (if any) underlying ADSs if the ADS holder appoints the Depositary as proxy, or how an ADS holder may appoint a proxy other than the Depositary.
ADS holders may also vote directly as an ordinary shareholder by withdrawing from the Depositary at least six of the BP ordinary shares underlying one of their ADSs.
C.Share Dividends and Other Distributions
The Depositary will pay to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or any other deposited securities, after deducting any applicable fees and expenses. The Depositary may also, pursuant to BP’s Articles of Association, request BP to pay to the ADS holder directly the cash dividends or other distributions, if the ADSs are held directly.
ADS holders will receive those distributions in proportion to the number or of ordinary shares represented by their ADSs.
ADS holders will generally receive cash dividends payable on ordinary shares or any other deposited securities in U.S. dollars. To the extent that BP pays any cash dividend other than in U.S. dollars, the Depositary will convert such dividend into U.S. dollars and distribute the amount received in U.S. dollars except where the Depositary determines that in its judgment any foreign currency received by it cannot be converted on a reasonable basis into U.S. dollars transferable in the U.S. or if any governmental approval for payment in U.S. dollars is required and cannot be obtained with a reasonable cost or within a reasonable time period. In that circumstance the Deposit Agreement allows the Depositary to distribute, subject to applicable laws and regulations, foreign currency only to those ADS holders who are entitled to receive payment in foreign currency. It will hold the foreign currency it cannot convert for the account of ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution the Depositary deducts any withholding taxes. The Depositary will distribute only whole U.S. dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices. If the exchange rates fluctuate during a time when the Depositary cannot convert the foreign currency, holders may lose some or all of the value of the distribution depending on the extent of such currency fluctuation.
The Depositary may distribute new ADSs representing any shares BP distributes as a dividend or free distribution, if BP requests it to make this distribution. The Depositary may issue fractional ADSs only in connection with such share distributions. Fractional ADSs may only be issued through the direct registration system maintained by the Depositary. If the Depositary does not distribute additional ADSs, each ADS will also represent the proportion of the new shares allocable to such ADS.
If BP offers holders of its securities any rights to subscribe for additional shares or any other rights, BP may make these rights available to holders of ADSs by means of warrants or otherwise, if lawful and feasible. If it is not lawful and not feasible and it is practical to sell the rights, the Depositary may in its discretion sell the rights and distribute the proceeds to ADS holders in the same way as it does with cash. The Depositary may allow rights that are not distributed or sold to lapse. In that case, holders of ADSs will receive no value for them.
The Deposit Agreement provides that in respect of any other distributions the Depositary will make distributions to ADS holders by any means the Depositary thinks is equitable and practical, including the sale of what BP distributed and distribute the net proceeds, in the same way as it does with cash, or it may adopt such other methods it deems equitable and practical.
The Depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. BP has no obligation to register ADSs, shares, rights or other securities under the Securities Act of 1933. It also has no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that ADS holders may not receive the distributions BP makes on its shares or any value for them if it is unlawful or impractical for them to be made available to ADS holders.
D.Deposit, Withdrawal and Cancellation
ADS holders who hold or acquire ordinary shares may deposit them with the Depositary or custodian for the Depositary and hold ADSs instead. Where ordinary shares are deposited with the custodian they will be held by the custodian for the account and to the order of the Depositary.
To the extent that an ADS holder is requested to do so by the custodian for the Depositary, an ADS holder must deliver to it the following:
•certificates or other instruments of title for the ordinary shares to be deposited, properly endorsed and in a form satisfactory to the custodian;
•a written order directing the Depositary to issue to an ADS holder, or upon the written order of an ADS holder, ADRs evidencing the number of ADSs which will represent the number of ordinary shares deposited;
•any required payments;
•an instrument which provides for the prompt transfer to the custodian of any dividend, right to subscribe for additional ordinary shares or right to receive other property--or, in lieu of such a transfer instrument, an agreement of indemnity; and
•any other required documents.
The custodian will then as soon as practicable present the ordinary shares for registration of the transfer into the name of the custodian, or its nominee, and notify the Depositary that the registration occurred. The deposit of the ordinary shares will be done at the ADS holder’s cost and expense.
Once the Depositary receives notice of the deposit, it shall issue to an ADS holder American Depositary receipts evidencing the number of ADSs to which that holder is entitled. ADSs will be issued in book-entry form, unless an ADS holder specifically requests them in certificated form.
ADS holders may deposit ordinary shares directly with the Depositary for the purpose of having them forwarded to the custodian, but a charge will apply and delivery will be at the holder’s risk.
Where an ADS holder wishes to hold ordinary shares instead of ADSs, the holder must submit a written order to the Depositary to withdraw ordinary shares from deposit and surrender the ADSs at the Depositary’s office.
Upon payment of its fees and expenses and of any taxes or charges, the Depositary will deliver the underlying shares at the office of the custodian. At the holder’s request, risk and expense, the Depositary may also deliver the deposited securities at office or any other place specified by the holder.

Fractional shares are not deliverable on the cancellation of ADSs and, to the extent the cancellation of ADSs would give rise to the delivery of a fractional share, the Depositary will promptly advise the holder and will either deliver a new ADR in book entry form evidencing such fractional ADS or arrange to sell the fractional share and deliver the net proceeds from such sale net of the costs and expenses of such sale to the holder entitled thereto.
E.Amendment and Termination
BP may agree with the Depositary to amend the Deposit Agreement and the ADRs without the consent of ADR holders, and for any reason. If the amendment adds or increases fees or charges, except for taxes and governmental charges, or prejudices an important right of ADR holders, it will only become effective 30 days after the Depositary notifies ADR holders of the amendment. At the time an amendment becomes effective, ADR holders are considered to agree to the amendment and to be bound by the Deposit Agreement as amended. However, no amendment will impair the right of an ADS holder to receive the deposited securities in exchange for ADRs, except in order to comply with mandatory provisions of applicable law.
The Depositary will terminate the Deposit Agreement if BP asks it to do so, in which case it must notify ADR holders at least 30 days before termination. The Depositary may also terminate the Deposit Agreement after notifying ADR holders. If the Depositary informs BP that it would like to resign and BP does not appoint a new depositary within 60 days, the Depositary is subject to certain obligations with respect to distributions and deposited securities which are set forth in the Deposit Agreement.
F.Reports and Other Communications
The Depositary will make available for inspection by holders at its office and at any other designated transfer offices any reports and other communications received from BP which are made generally available to the holders of ordinary shares by BP and will arrange for the transmittal or, when requested by BP, otherwise make available to holders copies of such reports and communications, as provided in the Deposit Agreement. The Depositary will also make available at its offices a register for the transfer of ADRs, which at all reasonable times will be open for the inspection of holders.
G.Reclassifications, Recapitalizations and Mergers
If BP:
•changes the par value of, splits, cancels, consolidates or otherwise reclassifies any of the BP ordinary shares; or
•recapitalizes, reorganizes, merges, consolidates, sells its assets, or takes any similar action, then:
(1)The cash, ordinary shares or other securities received by the Depositary automatically will become new deposited securities under the Deposit Agreement, and each ADR will represent its equal share of the new deposited securities unless additional ADRs are delivered as in the case of a stock dividend; and
(2)The Depositary will, if BP asks it to, issue new ADSs or ask the ADR holder to surrender outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
H.Limitations on Obligations and Liability to ADR Holders
The Deposit Agreement expressly limits the obligations of BP and the Depositary. It also limits their liability. Pursuant to the Deposit Agreement, BP and the Depositary:
•are obliged only to take the actions specifically set forth in the Deposit Agreement without negligence or bad faith;
•are not liable if either of them is prevented or delayed by law, any provision of the BP Articles of Association or circumstances beyond their control from performing their obligations under the Deposit Agreement;

•are not liable if either of them exercises, or fails to exercise, any discretion permitted under the agreement;
•have no obligation to become involved in a lawsuit or proceeding related to the ADRs or the Deposit Agreement on an ADR holder’s behalf or on behalf of any other party unless they are indemnified to their satisfaction;
•may rely upon any advice of or information from any legal counsel, accountants, any person depositing ordinary shares, any ADR holder or any other person whom they believe in good faith is competent to give them that advice or information;
•may rely and shall be protected in acting upon any written notice or other document believed by them to be genuine; and
•shall not be responsible for any failure to carry out any instructions to vote any of the ordinary shares.
In the Deposit Agreement, BP and the Depositary agree to indemnify each other under specified circumstances.

III.DEBT SECURITIES

Each series of notes listed on the New York Stock Exchange and set forth on the cover page to BP’s Annual Report and Form 20-F 2021 has been issued by BP Capital Markets plc. (“BP Capital UK”) or BP Capital Markets America Inc. (“BP Capital America” and, together with BP Capital UK, the “BP Debt Issuers”) and guaranteed by BP. Each of these series of notes and related guarantees was issued pursuant to an effective registration statement and a related prospectus and prospectus supplement (if applicable) setting forth the terms of the relevant series of notes and related guarantees (collectively, the “Notes”). The following description of our Notes is a summary and does not purport to be complete and is qualified in its entirety by the full terms of the Notes.
The following table sets forth the aggregate principal amount outstanding, issuer, file numbers of the registration statements and dates of issuance for each relevant series of Notes. Certain of the Notes issued by BP Capital UK (the “Old Exchange Notes”) were exchanged for new Notes issued by BP Capital America on 14 December 2018 (the “New Exchange Notes”) pursuant to a registration statement filed on Form F-4 (Registration Nos. 333-228369 and 333-228369-01). The New Exchange Notes have substantially identical terms to the Old Exchange Notes for which they were exchanged.

Series	Aggregate Principal Amount Outstanding	Date(s) of Issuance	Issuer(s)	Registration Statement File No.
Floating Rate Guaranteed Notes due 2022	—	—	—	—
Old Exchange Notes	$117,849,000	19 September 2017	BP Capital U.K.	333-208478 and 333-208478-01
New Exchange Notes	$182,151,000	12 December 2018	BP Capital America	333-228369 and 333-228369-01
2.500% Guaranteed Notes due 2022	$1,000,000,000	6 November 2012	BP Capital U.K.	333-179953 and 333-179953-01
2.750% Guaranteed Notes due 2023	—	—	—	—
Old Exchange Notes	$398,152,000	10 May 2013	BP Capital U.K.	333-179953 and 333-179953-01
New Exchange Notes	$1,101,848,000	12 December 2018	BP Capital America	333-228369 and 333-228369-01
3.994% Guaranteed Notes due 2023	$750,000,000	26 September 2013	BP Capital U.K.	333-179953 and 333-179953-01
3.535% Guaranteed Notes due 2024	$750,000,000	4 November 2014	BP Capital U.K.	333-179953 and 333-179953-01
3.814% Guaranteed Notes due 2024	$1,250,000,000	10 February 2014	BP Capital U.K.	333-179953 and 333-179953-01
3.790% Guaranteed Notes due 2024	$1,000,000,000	6 November 2018	BP Capital America	333-226485 and 333-226485-02
3.194% Guaranteed Notes due 2025	$750,000,000	6 April 2020	BP Capital America	333-226485 and 333-226485-02
3.506% Guaranteed Notes due 2025	$1,000,000,000	17 March 2015	BP Capital U.K.	333-201894 and 333-201894-01
3.796% Guaranteed Notes due 2025	$1,000,000,000	21 September 2018	BP Capital America	333-226485 and 333-226485-02
3.119% Guaranteed Notes due 2026	—	—	—	—

Old Exchange Notes	$251,423,000	4 May 2016	BP Capital U.K.	333-208478 and 333-208478-01
New Exchange Notes	$998,577,000	12 December 2018	BP Capital America	333-228369 and 333-228369-01
3.410% Guaranteed Notes due 2026	$1,000,000,000	11 February 2019	BP Capital America	333-226485 and 333-226485-02
3.017% Guaranteed Notes due 2027	—	—	—	—
Old Exchange Notes	$123,582,000	16 September 2016	BP Capital U.K.	333-208478 and 333-208478-01
New Exchange Notes	$876,418,000	12 December 2018	BP Capital America	333-228369 and 333-228369-01
3.279% Guaranteed Notes due 2027	$1,500,000,000	19 September 2017	BP Capital U.K.	333-208478 and 333-208478-01
3.543% Guaranteed Notes due 2027	$500,000,000	6 April 2020	BP Capital America	333-226485 and 333-226485-02
3.588% Guaranteed Notes due 2027	—	—	—	—
Old Exchange Notes	$236,291,000	14 February 2017	BP Capital U.K.	333-208478 and 333-208478-01
New Exchange Notes	$613,709,000	12 December 2018	BP Capital America	333-228369 and 333-228369-01
3.723% Guaranteed Notes due 2028	$800,000,000	28 November 2016	BP Capital U.K.	333-208478 and 333-208478-01
3.937% Guaranteed Notes due 2028	$1,000,000,000	21 September 2018	BP Capital America	333-226485 and 333-226485-02
4.234% Guaranteed Notes due 2028	$2,000,000,000	6 November 2018 and 11 February 2019[1]	BP Capital America	333-226485 and 333-226485-02
1.749% Guaranteed Notes due 2030	$1,000,000,000	10 August 2020	BP Capital America	333-226485 and 333-226485-02
3.633% Guaranteed Notes due 2030	$1,250,000,000	6 April 2020	BP Capital America	333-226485 and 333-226485-02
3.060% Guaranteed Notes due 2041	$1,450,000,000	17 June 2021	BP Capital America	333-254751 and 333-254751-02
2.772% Guaranteed Notes due 2050	$1,500,000,000	10 August 2020	BP Capital America	333-226485 and 333-226485-02
3.000% Guaranteed Notes due 2050	$2,000,000,000	24 February 2020 and 9 March 2020[2]	BP Capital America	333-226485 and 333-226485-02
3.067% Guaranteed Notes due 2050	$500,000,000	13 December 2019	BP Capital America	333-226485 and 333-226485-02
2.939% Guaranteed Notes due 2051	$2,250,000,000	4 December 2020 and 8 February 2021[3]	BP Capital America	333-226485 and 333-226485-02
3.001% Guaranteed Notes due 2052	$1,250,000,000	17 September 2021	BP Capital America	333-254751 and 333-254751-02
1     6 November 2018 (with respect to $1,000,000,000 aggregate principal amount of notes) and 11 February 2019 (with respect to $1,000,000,000 aggregate principal amount of notes).
2     24 February 2020 (with respect to $1,250,000,000 aggregate principal amount of notes) and 9 March 2020 (with respect to $750,000,000 aggregate principal amount of notes).
3     4 December 2020 (with respect to $1,500,000,000 aggregate principal amount of notes) and 8 February 2021 (with respect to $750,000,000 aggregate principal amount of notes).

3.379% Guaranteed Notes due 2061	$2,050,000,000	8 February 2021, 17 June 2021 and 17 September 2021[4]	BP Capital America	333-226485 and 333-226485-02, 333-254751 and 333-254751-02[5]
4.375% Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes	$2,500,000,000	22 June 2020	BP Capital U.K.	333-226485 and 333-226485-01
4.875% Perpetual Subordinated Non-call 10 Fixed Rate Reset Notes	$2,500,000,000	22 June 2020	BP Capital U.K.	333-226485 and 333-226485-01

A.Descriptions of Notes
Description of Floating Rate Guaranteed Notes due 2022
The following terms are applicable to the Floating Rate Guaranteed Notes due 2022.
•Issuers: BP Capital U.K. (Old Exchange Notes) and BP Capital America (New Exchange Notes)
•Title: Floating Rate Guaranteed Notes due 2022
•Total principal amount outstanding: $117,849,000 (Old Exchange Notes) and $182,151,000 (New Exchange Notes)
•Issuance dates: 19 September 2017 (Old Exchange Notes) and 12 December 2018 (New Exchange Notes)
•Maturity date: 19 September 2022
•Interest rate: The interest rate for the first interest period will be the 3-month U.S. dollar London Interbank Offered Rate ("U.S. dollar LIBOR"), as determined on 15 September 2017, plus the spread (as described below). Thereafter, the interest rate for any interest period will be U.S. dollar LIBOR, as determined on the applicable interest determination date, plus the spread. The interest rate will be reset quarterly on each interest reset date.
•Date interest starts accruing: 19 September 2017
•Interest payment dates: 19 March, 19 June, 19 September and 19 December of each year, subject to the Day Count Convention.
•First interest payment date: 19 December 2017
•Spread: 0.650%
4     8 February 2021 (with respect to $1,250,000,000 aggregate principal amount of notes), 17 June 2021 (with respect to $550,000,000 aggregate principal amount of notes) and 17 September 2021 (with respect to $250,000,000 aggregate principal amount of notes).
5     Registration Statement Nos. 333-226485 and 333-226485-02 (with respect to $1,250,000,000 aggregate principal amount of notes issued 8 February 2021), Registration Statement Nos. 333-254751 and 333-254751-02 (with respect to $800,000,000 aggregate principal amount of notes issued 17 June 2021 and 17 September 2021).

•Interest reset dates: The interest reset date for each interest period other than the first interest period will be the first day of such interest period, subject to the day count convention.
•Interest periods: The period beginning on, and including an interest payment date and ending on, but not including, the following interest payment date? provided that the first interest period will begin on 19 September 2017, and will end on, but not include, the first interest payment date.
•Interest determination date: The interest determination date relating to a particular interest reset date will be the second London business day preceding such interest reset date.
•London business day: Any week day on which banking or trust institutions in London are not authorized generally or obligated by law, regulation or executive order to close, on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
•Calculation Agent: The Bank of New York Mellon Trust Company, N.A.
•Calculation of U.S. dollar LIBOR: The calculation agent will determine U.S. dollar LIBOR in accordance with the following provisions: With respect to any interest determination date, U.S. dollar LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the interest reset date that appears on the designated LIBOR page as of 11:00 a.m., London time, on that interest determination date. If no rate appears, U.S. dollar LIBOR, in respect of that interest determination date, will be determined as follows: the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by the issuer, to provide the calculation agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then U.S. dollar LIBOR on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then U.S. dollar LIBOR on the interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on the interest determination date by three major banks in The City of New York selected and identified by the issuer for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time? provided, however, that if the banks selected and identified by the issuer are not providing quotations in the manner described by this sentence, U.S. dollar LIBOR determined as of that interest determination date will be U.S. dollar LIBOR in effect on that interest determination date (i.e., the same as the rate determined for the immediately preceding interest reset date). The designated LIBOR page is Bloomberg L.P.'s page "BBAM", or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. Bloomberg L.P.'s page "BBAM" is the display designated as "BBAM", or such other page as may replace Bloomberg L.P.'s page "BBAM" on that service or such other service or services as may be nominated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by ICE Benchmark Administration Limited ("IBA") or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered Rate in the event IBA or its successor no longer does so. All calculations made by the calculation agent for the purposes of calculating the interest rates on the 2022 floating rate notes shall be conclusive and binding on the holders of the 2022 floating rate notes, BP, the issuer and the trustee, absent manifest error.
Description of 2.500% Guaranteed Notes due 2022
The following terms are applicable to the 2.500% Guaranteed Notes due 2022.
•Issuer: BP Capital U.K.

•Title: 2.500% Guaranteed Notes due 2022.
•Total principal amount outstanding: $1,000,000,000.
•Issuance date: 6 November 2012.
•Maturity date: 6 November 2022.
•Interest rate: 2.500% per annum.
•Date interest starts accruing: 6 November 2012.
•Interest payment dates: Each 6 May and 6 November.
•First interest due date: 6 May 2013.
•Optional make-whole redemption: The issuer has the right to redeem the 2022 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2022 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2022 notes to be redeemed (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 15 basis points, plus in each case accrued and unpaid interest to the date of redemption. For purposes of determining the optional make-whole redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2022 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by the issuer “Reference treasury dealer” means Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and UBS Securities LLC or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by the issuer, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, the issuer shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 2.750% Guaranteed Notes due 2023
The following terms are applicable to the 2.750% Guaranteed Notes due 2023.
•Issuer: BP Capital U.K. (Old Exchange Notes) and BP Capital America (New Exchange Notes)
•Title: 2.750% Guaranteed Notes due 2023

•Total principal amount outstanding: $398,152,000 (Old Exchange Notes) and $1,101,848,000 (New Exchange Notes)
•Issuance date: 10 May 2013 (Old Exchange Notes) and 12 December 2018 (New Exchange Notes)
•Maturity date: 10 May 2023.
•Interest rate: 2.750% per annum.
•Date interest starts accruing: 10 May 2013.
•Interest payment dates: Each 10 May and 10 November.
•First interest due date: 10 November 2013.
•Optional make-whole redemption: The issuer has the right to redeem the 2023 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2023 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2023 notes to be redeemed (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points, plus in each case accrued and unpaid interest to the date of redemption. For purposes of determining the optional make-whole redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2023 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by the issuer “Reference treasury dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC and SG Americas Securities, LLC or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and one primary treasury dealer selected by Mitsubishi UFJ Securities (USA), Inc., and two other primary treasury dealers selected by the issuer, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, the issuer shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.994% Guaranteed Notes due 2023
The following terms are applicable to the 3.994% Guaranteed Notes due 2.23.
•Issuer: BP Capital U.K.
•Title: 3.994% Guaranteed Notes due 2023.

•Total principal amount outstanding: $750,000,000.
•Issuance date: 26 September 2013.
•Maturity date: 26 September 2023.
•Interest rate: 3.994% per annum.
•Date interest starts accruing: 26 September 2013.
•Interest payment dates: Each 26 March and 26 September.
•First interest due date: 26 March 2014.
•Optional make-whole redemption: The issuer has the right to redeem the 2023 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2023 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2023 notes to be redeemed (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points, plus in each case accrued and unpaid interest to the date of redemption. For purposes of determining the optional make-whole redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2023 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by the issuer “Reference treasury dealer” means BNP Paribas Securities Corp., Citigroup Global Markets Inc. and HSBC Securities (USA) Inc. or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by the issuer, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, the issuer shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.535% Guaranteed Notes due 2024
The following terms are applicable to the 2.535% Guaranteed Notes due 2024.
•Issuer: BP Capital U.K.
•Title: 3.535% Guaranteed Notes due 2024
•Total principal amount outstanding: $750,000,000

•Issuance date: 4 November 2014
•Maturity date: 4 November 2024
•Interest rate: 3.535% per annum
•Date interest starts accruing: 4 November 2014
•Interest payment dates: Each 4 May and 4 November, subject to the day count convention.
•First interest payment date: 4 May 2015
•Optional make-whole redemption: The issuer has the right to redeem the 2024 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2024 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2024 notes to be redeemed (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points, plus in each case accrued and unpaid interest to the date of redemption. For purposes of determining the optional make-whole redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2024 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by the issuer “Reference treasury dealer” means Barclays Capital Inc., BNP Paribas Securities Corp., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by the issuer, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, the issuer shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.814% Guaranteed Notes due 2024
The following terms are applicable to the 3.814% Guaranteed Notes due 2024.
•Issuer: BP Capital U.K.
•Title: 3.814% Guaranteed Notes due 2024
•Total principal amount outstanding: $1,250,000,000
•Issuance date: 10 February 2014

•Maturity date: 10 February 2024
•Interest rate: 3.814% per annum.
•Date interest starts accruing: 10 February 2014.
•Interest payment dates: Each 10 February and 10 August, subject to the day count convention.
•First interest payment date: 10 August 2014
•Optional make-whole redemption: The issuer has the right to redeem the 2024 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2024 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2024 notes to be redeemed (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points, plus in each case accrued and unpaid interest to the date of redemption. For purposes of determining the optional make-whole redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2024 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by the issuer “Reference treasury dealer” means Barclays Capital Inc., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and RBS Securities Inc. or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by the issuer, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, the issuer shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.790% Guaranteed Notes due 2024
The following terms are applicable to the 3.790% Guaranteed Notes due 2024.
•Issuer: BP Capital America
•Title: 3.790% Guaranteed Notes due 2024
•Total principal amount outstanding: $1,000,000,000
•Issuance date: 6 November 2018
•Maturity date: 6 February 2024

•Interest rate: 3.790% per annum
•Date interest starts accruing: 6 November 2018
•Interest payment dates: Each 6 February and 6 August, subject to the day count convention.
•First interest payment date: 6 February 2019
•Optional redemption: Prior to 6 January 2024 (the date that is one month prior to the scheduled maturity date for the 2024 notes), BP Capital America has the right to redeem the 2024 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2024 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2024 notes to be redeemed that would be due if such notes matured on 6 January 2024 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 15 basis points, plus in either case accrued and unpaid interest to the date of redemption. On or after 6 January 2024 (the date that is one month prior to the scheduled maturity date for the 2024 notes), BP Capital America has the right to redeem the 2024 notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2024 notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2024 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital America. “Reference treasury dealer” means Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, NatWest Markets Securities Inc., SG Americas Securities, LLC and UBS Securities LLC or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital America, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital America shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.194% Guaranteed Notes due 2025
The following terms are applicable to the 3.194% Guaranteed Notes due 2025.
•Issuer: BP Capital America
•Title: 3.194% Guaranteed Notes due 2025
•Total principal amount outstanding: $750,000,000

•Issuance date: April 6, 2020
•Maturity date: April 6, 2025
•Interest rate: 3.194% per annum
•Date interest starts accruing: April 6, 2020
•Interest payment dates: Each April 6 and October 6, subject to the day count convention.
•First interest payment date: October 6, 2020
•Optional redemption: Prior to March 6, 2025 (the date that is one month prior to the scheduled maturity date for the 2025 notes), BP Capital America has the right to redeem the 2025 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2025 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2025 notes to be redeemed that would be due if such 2025 notes matured on March 6, 2025 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 45 basis points, plus in either case accrued and unpaid interest to the date of redemption. On or after March 6, 2025 (the date that is one month prior to the scheduled maturity date for the 2025 notes), BP Capital America has the right to redeem the 2025 notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2025 notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2025 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2025 notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital America. “Reference treasury dealer” means BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital America, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital America shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.506% Guaranteed Notes due 2025
The following terms are applicable to the 3.506% Guaranteed Notes due 2025.
•Issuer: BP Capital U.K.

•Title: 3.506% Guaranteed Notes due 2025
•Total principal amount outstanding: $1,000,000,000
•Issuance date: 17 March 2015
•Maturity date: 17 March 2025
•Interest rate: 3.506% per annum
•Date interest starts accruing: 17 March 2015
•Interest payment dates: Each 17 March and 17 September, subject to the day count convention.
•First interest payment date: 17 September 2015
•Optional make-whole redemption: The issuer has the right to redeem the 2025 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2025 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2025 notes to be redeemed (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 25 basis points, plus in each case accrued and unpaid interest to the date of redemption. For purposes of determining the optional make-whole redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2025 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by the issuer “Reference treasury dealer” means Barclays Capital Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and UBS Securities LLC or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by the issuer, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, the issuer shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.796% Guaranteed Notes due 2025
The following terms are applicable to the 3.796% Guaranteed Notes due 2025.
•Issuer: BP Capital America
•Title: 3.796% Guaranteed Notes due 2025

•Total principal amount outstanding: $1,000,000,000
•Issuance date: 21 September 2018
•Maturity date: 21 September 2025
•Interest rate: 3.796% per annum
•Date interest starts accruing: 21 September 2018
•Interest payment dates: Each 21 March and 21 September, subject to the day count convention.
•First interest payment date: 21 March 2019
•Optional redemption: Prior to 21 July 2025 (the date that is two months prior to the scheduled maturity date for the 2025 notes), BP Capital America has the right to redeem the 2025 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2025 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2025 notes to be redeemed that would be due if such notes matured on 21 July 2025 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 15 basis points, plus in each case accrued and unpaid interest to the date of redemption. On or after 21 July 2025 (the date that is two months prior to the scheduled maturity date for the 2025 notes), BP Capital America has the right to redeem the 2025 notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2025 notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2025 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital America. “Reference treasury dealer” means Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mizuho Securities USA LLC or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital America, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital America shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.119% Guaranteed Notes due 2026
The following terms are applicable to the 3.119% Guaranteed Notes due 2026.

•Issuer: BP Capital U.K. (Old Exchange Notes) and BP Capital America (New Exchange Notes).
•Title: 3.119% Guaranteed Notes due 2026
•Total principal amount outstanding: $251,423,000 (Old Exchange Notes) and $998,577,000 (New Exchange Notes)
•Issuance date: 4 May 2016 (Old Exchange Notes) and 12 December 2018 (New Exchange Notes)
•Maturity date: 4 May 2026
•Interest rate: 3.119% per annum
•Date interest starts accruing: 4 May 2016
•Interest payment dates: Each 4 May and 4 November, subject to the day count convention.
•First interest payment date: 4 November 2016
•Optional make-whole redemption: Prior to 4 February 2026 (the date that is three months prior to the scheduled maturity date for the 2026 notes), the issuer has the right to redeem the 2026 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2026 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2026 notes to be redeemed that would be due if such notes matured on 4 February 2026 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points, plus in each case accrued and unpaid interest to the date of redemption. On or after 4 February 2026 (the date that is three months prior to the scheduled maturity date for the 2026 notes), the issuer has the right to redeem the 2026 notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2026 notes to be redeemed , plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional make-whole redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2026 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by the issuer “Reference treasury dealer” means Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Mizuho Securities USA Inc. or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by the issuer, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, the issuer shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.410% Guaranteed Notes due 2026
The following terms are applicable to the 3.410% Guaranteed Notes due 2026.
•Issuer: BP Capital America
•Title: 3.410% Guaranteed Notes due 2026
•Total principal amount outstanding: $1,000,000,000
•Issuance date: 11 February 2019
•Maturity date: 11 February 2026
•Interest rate: 3.410% per annum
•Date interest starts accruing: 11 February 2019
•Interest payment dates: Each 11 February and 11 August, subject to the day count convention.
•First interest payment date: 11 August 2019
•Optional redemption: Prior to 11 December 2025 (the date that is two months prior to the scheduled maturity date for the 2026 notes), BP Capital America has the right to redeem the 2026 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2026 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2026 notes to be redeemed that would be due if such notes matured on 11 December 2025 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 15 basis points, plus in either case accrued and unpaid interest to the date of redemption. On or after 11 December 2025 (the date that is two months prior to the scheduled maturity date for the 2026 notes), BP Capital America has the right to redeem the 2026 notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2026 notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2026 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital America. “Reference treasury dealer” means BNP Paribas Securities Corp., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital America, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital America shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.017% Guaranteed Notes due 2027
The following terms are applicable to the 3.017% Guaranteed Notes due 2027.
•Issuer: BP Capital U.K. (Old Exchange Notes) and BP Capital America (New Exchange Notes)
•Title: 3.017% Guaranteed Notes due 2027
•Total principal amount outstanding: $123,582,000 (Old Exchange Notes) and $876,418,000 (New Exchange Notes)
•Issuance date: 16 September 2016 (Old Exchange Notes) and 12 December 2018 (New Exchange Notes) 16 December 2016
•Maturity date: 16 January 2027
•Interest rate: 3.017% per annum
•Date interest starts accruing: 16 September 2016
•Interest payment dates: Each 16 January and 16 July, subject to the day count convention.
•First interest payment date: 16 January 2017
•Optional redemption: Prior to 16 October 2026 (the date that is three months prior to the scheduled maturity date for the 2027 fixed rate notes), the issuer has the right to redeem the 2027 fixed rate notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2027 fixed rate notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 fixed rate notes to be redeemed that would be due if such notes matured on 16 October 2026 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points, plus in each case accrued and unpaid interest to the date of redemption. On or after 16 October 2026 (the date that is three months prior to the scheduled maturity date for the 2027 fixed rate notes), the issuer has the right to redeem the 2027 fixed rate notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2027 fixed rate notes to be redeemed , plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2027 fixed rate notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by the issuer “Reference treasury dealer” means Barclays Capital Inc., BNP Paribas Securities Corp., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc. and Morgan Stanley & Co. LLC or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by the issuer, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, the issuer shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.279% Guaranteed Notes due 2027
The following terms are applicable to the 3.279% Guaranteed Notes due 2027.
•Issuer: BP Capital U.K.
•Title: 3.279% Guaranteed Notes due 2027
•Total principal amount outstanding: $1,500,000,000
•Issuance date: 19 September 2017
•Maturity date: 19 September 2027
•Interest rate: 3.279% per annum
•Date interest starts accruing: 19 September 2017
•Interest payment dates: Each 19 March and 19 September, subject to the day count convention.
•First interest payment date: 19 March 2018
•Optional redemption: Prior to 19 June 2027 (the date that is three months prior to the scheduled maturity date for the 2027 fixed rate notes), the issuer has the right to redeem the 2027 fixed rate notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2027 fixed rate notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 fixed rate notes to be redeemed that would be due if such notes matured on 19 June 2027 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points, plus in each case accrued and unpaid interest to the date of redemption. On or after 19 June 2027 (the date that is three months prior to the scheduled maturity date for the 2027 fixed rate notes), the issuer has the right to redeem the 2027 fixed rate notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2027 fixed rate notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2027 fixed rate notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by the issuer “Reference treasury dealer” means Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and UBS Securities LLC or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by the issuer, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, the issuer shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.543% Guaranteed Notes due 2027
The following terms are applicable to the 3.543% Guaranteed Notes due 2027.
•Issuer: BP Capital America
•Title: 3.543% Guaranteed Notes due 2027
•Total principal amount outstanding: $500,000,000
•Issuance date: April 6, 2020
•Maturity date: April 6, 2027
•Interest rate: 3.543% per annum
•Date interest starts accruing: April 6, 2020
•Interest payment dates: Each April 6 and October 6, subject to the day count convention.
•First interest payment date: October 6, 2020
•Optional redemption: Prior to February 6, 2027 (the date that is two months prior to the scheduled maturity date for the 2027 notes), BP Capital America has the right to redeem the 2027 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2027 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 notes to be redeemed that would be due if such 2027 notes matured on February 6, 2027 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 45 basis points, plus in either case accrued and unpaid interest to the date of redemption. On or after February 6, 2027 (the date that is two months prior to the scheduled maturity date for the 2027 notes), BP Capital America has the right to redeem the 2027 notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2027 notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2027 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2027 notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital America. “Reference treasury dealer” means BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital America, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital America shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.588% Guaranteed Notes due 2027
The following terms are applicable to the 3.588% Guaranteed Notes due 2027.
•Issuer: BP Capital U.K. (Old Exchange Notes) and BP Capital America (New Exchange Notes)
•Title: 3.588% Guaranteed Notes due 2027
•Total principal amount outstanding: $236,291,000 (Old Exchange Notes) and $613,709,000 (New Exchange Notes)
•Issuance date: 14 February 2017 (Old Exchange Notes) and 12 December 2018 (New Exchange Notes)
•Maturity date: 14 April 2027
•Interest rate: 3.588% per annum
•Date interest starts accruing: 14 February 2017
•Interest payment dates: Each 14 April and 14 October, subject to the day count convention.
•First interest payment date: 14 October 2017
•Optional redemption: Prior to 14 January 2027 (the date that is three months prior to the scheduled maturity date for the 2027 notes), the issuer has the right to redeem the 2027 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2027 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 notes to be redeemed that would be due if such notes matured on 14 January 2027 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points, plus in each case accrued and unpaid interest to the date of redemption. On or after 14 January 2027 (the date that is three months prior to the scheduled maturity date for the 2027 notes), the issuer has the right to redeem the 2027 notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2027 notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2027 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by the issuer “Reference treasury dealer” means Barclays Capital Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc., and RBS Securities Inc. (marketing name “NatWest Markets”) or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by the issuer, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, the issuer shall substitute therefore another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.723% Guaranteed Notes due 2028
The following terms are applicable to the 3.723% Guaranteed Notes due 2028.
•Issuer: BP Capital U.K.
•Title: 3.723% Guaranteed Notes due 2028
•Total principal amount outstanding: $800,000,000
•Issuance date: 28 November 2016
•Maturity date: 28 November 2028
•Interest rate: 3.723% per annum
•Date interest starts accruing: 28 November 2016
•Interest payment dates: Each 28 May and 28 November, subject to the day count convention.

•First interest payment date: 28 May 2017
•Optional redemption: Prior to 28 August 2028 (the date that is three months prior to the scheduled maturity date for the 2028 notes), the issuer has the right to redeem the 2028 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2028 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2028 notes to be redeemed that would be due if such notes matured on 28 August 2028 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 25 basis points, plus in each case accrued and unpaid interest to the date of redemption. On or after 28 August 2028 (the date that is three months prior to the scheduled maturity date for the 2028 notes), the issuer has the right to redeem the 2028 notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2028 notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2028 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by the issuer “Reference treasury dealer” means BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and MUFG Securities Americas Inc. or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by the issuer, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, the issuer shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.937% Guaranteed Notes due 2028
The following terms are applicable to the 3.937% Guaranteed Notes due 2028.
•Issuer: BP Capital America
•Title: 3.937% Guaranteed Notes due 2028
•Total principal amount outstanding: $1,000,000,000
•Issuance date: 21 September 2018
•Maturity date: 21 September 2028
•Interest rate: 3.937% per annum

•Date interest starts accruing: 21 September 2018
•Interest payment dates: Each 21 March and 21 September, subject to the day count convention.
•First interest payment date: 21 March 2019
•Optional redemption: Prior to 21 June 2028 (the date that is three months prior to the scheduled maturity date for the 2028 notes), BP Capital America has the right to redeem the 2028 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2028 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2028 notes to be redeemed that would be due if such notes matured on 21 June 2028 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 15 basis points, plus in each case accrued and unpaid interest to the date of redemption. On or after 21 June 2028 (the date that is three months prior to the scheduled maturity date for the 2028 notes), BP Capital America has the right to redeem the 2028 notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2028 notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2028 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital America. “Reference treasury dealer” means Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mizuho Securities USA LLC or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital America, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital America shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 4.234% Guaranteed Notes due 2028
The following terms are applicable to the 4.234% Guaranteed Notes due 2028.
•Issuer: BP Capital America
•Title: 4.234% Guaranteed Notes due 2028
•Total principal amount outstanding: $2,000,000,000

•Issuance date: 6 November 2018 (with respect to $1,000,000,000 aggregate principal amount of notes) and 11 February 2019 (with respect to $1,000,000,000 aggregate principal amount of notes)
•Maturity date: 6 November 2028
•Interest rate: 4.234% per annum
•Date interest starts accruing: 6 November 2018
•Interest payment dates: Each 6 May and 6 November, subject to the day count convention.
•First interest payment date: 6 May 2019
•Optional redemption: Prior to 6 August 2028 (the date that is three months prior to the scheduled maturity date for the 2028 notes), BP Capital America has the right to redeem the 2028 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2028 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2028 notes to be redeemed that would be due if such notes matured on 6 August 2028 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points, plus in either case accrued and unpaid interest to the date of redemption. On or after 6 August 2028 (the date that is three months prior to the scheduled maturity date for the 2028 notes), BP Capital America has the right to redeem the 2028 notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2028 notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2028 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital America. “Reference treasury dealer” means Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, NatWest Markets Securities Inc., SG Americas Securities, LLC and UBS Securities LLC or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital America, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital America shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 1.749% Guaranteed Notes due 2030
The following terms are applicable to the 1.749% Guaranteed Notes due 2030.

•Issuer: BP Capital America
•Title: 1.749% Guaranteed Notes due 2030
•Total principal amount outstanding: $1,000,000,000
•Issuance date: August 10, 2020
•Maturity date: August 10, 2030
•Interest rate: 1.749% per annum
•Date interest starts accruing: August 10, 2020
•Interest payment dates: Each February 10 and August 10, subject to the day count convention.
•First interest payment date: February 10, 2021
•Optional redemption: Prior to May 10, 2030 (the date that is three months prior to the scheduled maturity date for the 2030 notes), BP Capital America has the right to redeem the 2030 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2030 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2030 notes to be redeemed that would be due if such 2030 notes matured on May 10, 2030 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points, plus in either case accrued and unpaid interest to the date of redemption. On or after May 10, 2030 (the date that is three months prior to the scheduled maturity date for the 2030 notes), BP Capital America has the right to redeem the 2030 notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2030 notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2030 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2030 notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital America. “Reference treasury dealer” means Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Morgan Stanley & Co. LLC or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital America, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital America shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.

Description of 3.633% Guaranteed Notes due 2030
The following terms are applicable to the 3.633% Guaranteed Notes due 2030.
•Issuer: BP Capital America
•Title: 3.633% Guaranteed Notes due 2030
•Total principal amount outstanding: $1,250,000,000
•Issuance date: April 6, 2020
•Maturity date: April 6, 2030
•Interest rate: 3.633% per annum
•Date interest starts accruing: April 6, 2020
•Interest payment dates: Each April 6 and October 6, subject to the day count convention.
•First interest payment date: October 6, 2020
•Optional redemption: Prior to January 6, 2030 (the date that is three months prior to the scheduled maturity date for the 2030 notes), BP Capital America has the right to redeem the 2030 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2030 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2030 notes to be redeemed that would be due if such 2030 notes matured on January 6, 2030 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 45 basis points, plus in either case accrued and unpaid interest to the date of redemption. On or after January 6, 2030 (the date that is three months prior to the scheduled maturity date for the 2030 notes), BP Capital America has the right to redeem the 2030 notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2030 notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2030 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2030 notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital America. “Reference treasury dealer” means BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital America, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital America shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.060% Guaranteed Notes due 2041
The following terms are applicable to the 3.060% Guaranteed Notes due 2041.
•Issuer: BP Capital America
•Title: 3.060% Guaranteed Notes due 2041
•Total principal amount outstanding: $1,450,000,000
•Issuance date: June 17, 2021
•Maturity date: June 17, 2041
•Interest rate: 3.060% per annum
•Date interest starts accruing: June 17, 2021
•Interest payment dates: Each June 17 and December 17, subject to the day count convention.
•First interest payment date: December 17, 2021
•Optional redemption: Prior to December 17, 2040 (the date that is six months prior to the scheduled maturity date for the 2041 notes), BP Capital America has the right to redeem the 2041 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2041 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2041 notes to be redeemed that would be due if such notes matured on December 17, 2040 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 15 basis points, plus in either case accrued and unpaid interest to the date of redemption. On or after December 17, 2040 (the date that is six months prior to the scheduled maturity date for the 2041 notes), BP Capital America has the right to redeem the 2041 notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2041 notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2041 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital America. “Reference treasury dealer” means one of BofA Securities, Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, SG Americas Securities, LLC or

Wells Fargo Securities, LLC or one of their affiliates, which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital America, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital America shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 2.772% Guaranteed Notes due 2050
The following terms are applicable to the 2.772% Guaranteed Notes due 2050.
•Issuer: BP Capital America
•Title: 2.772% Guaranteed Notes due 2050
•Total principal amount outstanding: $1,500,000,000
•Issuance date: August 10, 2020
•Maturity date: November 10, 2050
•Interest rate: 2.772% per annum
•Date interest starts accruing: August 10, 2020
•Interest payment dates: Each May 10 and November 10, subject to the day count convention.
•First interest payment date: May 10, 2021
•Optional redemption: Prior to May 10, 2050 (the date that is six months prior to the scheduled maturity date for the 2050 notes), BP Capital America has the right to redeem the 2050 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2050 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2050 notes to be redeemed that would be due if such 2050 notes matured on May 10, 2050 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 25 basis points, plus in either case accrued and unpaid interest to the date of redemption. On or after May 10, 2050 (the date that is six months prior to the scheduled maturity date for the 2050 notes), BP Capital America has the right to redeem the 2050 notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2050 notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2050 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2050 notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital America. “Reference treasury dealer” means Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Morgan Stanley & Co. LLC or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital America, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital America shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.000% Guaranteed Notes due 2050
The following terms are applicable to the 3.000% Guaranteed Notes due 2050.
•Issuer: BP Capital America
•Title: 3.000% Guaranteed Notes due 2050
•Total principal amount outstanding: $2,000,000,000
•Issuance date: February 24, 2020 (with respect to $1,250,000,000 aggregate principal amount of notes) and March 9, 2020 (with respect to $750,000,000 aggregate principal amount of notes)
•Maturity date: February 24, 2050
•Interest rate: 3.000% per annum
•Date interest starts accruing: February 24, 2020
•Interest payment dates: Each February 24 and August 24, subject to the day count convention.
•First interest payment date: August 24, 2020
•Optional redemption: Prior to August 24, 2049 (the date that is six months prior to the scheduled maturity date for the notes), BP Capital America has the right to redeem the notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if such notes matured on August 24, 2049 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points, plus in either case accrued and unpaid interest to the date of redemption. On or after August 24, 2049 (the date that is six months prior to the scheduled maturity date for the notes), BP Capital America has the right to redeem the notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital America. “Reference treasury dealer” means Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital America, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital America shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.067% Guaranteed Notes due 2050
•Issuer: BP Capital America
•Title: 3.067% Guaranteed Notes due 2050
•Total principal amount outstanding: $500,000,000
•Issuance date: 13 December 2019
•Maturity date: 30 March 2050
•Interest rate: 3.067% per annum
•Date interest starts accruing: 13 December 2019
•Interest payment dates: 30 March and 30 September of each year, subject to the day count convention.
•First interest payment date: 30 March 2020 (short first coupon)
•Redemption at the option of BP Capital America: On or after 31 March 2025 and prior to 30 September 2049 (the date that is six months prior to the scheduled maturity date for the notes), BP Capital America has the right to redeem the notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if such notes matured on 30 September 2049 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 15 basis points, plus in either case accrued and unpaid interest to the date of redemption. On or after 30 September 2049 (the date that is six months prior to the scheduled maturity date for the notes), BP Capital America has the right to redeem the notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital America “Reference treasury dealer” means Citigroup Global Markets Inc. or one of its affiliates, which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and its successors, and two other primary treasury dealers selected by BP Capital America, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital America shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
•Redemption at the option of the holder: Holders of the notes have the right to elect to have BP Capital America redeem the notes in whole or in part in increments of $1,000 on 30 March 2025 at a price equal to 94.022% of the principal amount of the notes to be redeemed together with accrued interest to such date. If the notes are held in book-entry form through DTC, then in order to exercise the option to redeem the notes, a beneficial holder of the notes must (i) instruct its direct or indirect participant through which it holds an interest in the notes to notify the trustee of its election to exercise its repayment option in accordance with the then-applicable operating procedures of DTC and (ii) provide an email notice of such holder’s intention to exercise its option to redeem the notes to gtreasuryp54@bp.com. In order for the exercise of the option to be effective and the note to be repaid, such notice must be delivered to the trustee through DTC during the period from and including 30 January 2025 to and including the close of business on February 28, 2025 (or, if 28 February 2025 is not a business day, the next succeeding business day). DTC must receive any such notice from its participants in time to exercise such repayment option request in accordance with their applicable operating procedures and the terms of the notes. Different firms have different deadlines for accepting instructions from their customers. The beneficial holder should consult the direct or indirect participant through which it holds an interest in the notes to ascertain the deadline for ensuring that timely notice will be delivered to DTC. If the notes are not held in book-entry form, then in order for the exercise of the option to be effective and a note to be repaid, BP Capital America must receive, at the office of the trustee located at The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602 Attention: Corporate Trust Administration, with a copy (which shall not constitute notice) sent to gtreasuryp54@bp.com, during the period from and including January 30, 2025 to and including the close of business on 28 February 2025 (or, if 28 February 2025 is not a business day, the next succeeding business day), such note, together with the form entitled “Option to Elect Repayment” attached to such note duly completed. Exercise of the repayment option by the holder of a note shall be irrevocable. No transfer or of any note (or, in the event that any note is to be repaid in part, such portion of the note to be repaid) will be permitted after exercise of the repayment option.
Description of 2.939% Guaranteed Notes due 2051
The following terms are applicable to the 2.939% Guaranteed Notes due 2051.

•Issuer: BP Capital America
•Title: 2.939% Guaranteed Notes due 2051
•Total principal amount outstanding: $2,250,000,000
•Issuance date: December 4, 2020 (with respect to $1,500,000,000 aggregate principal amount of notes) and February 8, 2021 (with respect to $750,000,000 aggregate principal amount of notes)
•Maturity date: June 4, 2051
•Interest rate: 2.939% per annum
•Date interest starts accruing: December 4, 2020
•Interest payment dates: Each June 4 and December 4, subject to the day count convention.
•First interest payment date: June 4, 2021
•Optional redemption: Prior to December 4, 2050 (the date that is six months prior to the scheduled maturity date for the notes), BP Capital America has the right to redeem the notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if such notes matured on December 4, 2050 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points, plus in either case accrued and unpaid interest to the date of redemption. On or after December 4, 2050 (the date that is six months prior to the scheduled maturity date for the notes), BP Capital America has the right to redeem the notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital America. “Reference treasury dealer” means Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC or their affiliates, each of which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital America, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital America shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.

Description of 3.001% Guaranteed Notes due 2052
The following terms are applicable to the 3.001% Guaranteed Notes due 2052.
•Issuer: BP Capital America
•Title: 3.001% Guaranteed Notes due 2052
•Total principal amount oustanding: $1,250,000,000
•Issuance date: September 17, 2021
•Maturity date: March 17, 2052
•Interest rate: 3.001% per annum
•Date interest starts accruing: September 17, 2021
•Interest payment dates: Each March 17 and September 17, subject to the day count convention.
•First interest payment date: March 17, 2022
•Optional redemption: Prior to September 17, 2051 (the date that is six months prior to the scheduled maturity date for the 2052 notes), BP Capital America has the right to redeem the 2052 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2052 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2052 notes to be redeemed that would be due if such notes matured on September 17, 2051 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points, plus in either case accrued and unpaid interest to the date of redemption. On or after September 17, 2051 (the date that is six months prior to the scheduled maturity date for the 2052 notes), BP Capital America has the right to redeem the 2052 notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2052 notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2052 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital America. “Reference treasury dealer” means one of Barclays Capital Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC. and TD Securities (USA) LLC or one of their affiliates, which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital America, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital America shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 3.379% Guaranteed Notes due 2061
The following terms are applicable to the 3.379% Guaranteed Notes due 2061.
•Issuer: BP Capital America
•Title: 3.379% Guaranteed Notes due 2061
•Total principal amount outstanding: $2,050,000,000
•Issuance date: February 8, 2021 (with respect to $1,250,000,000 aggregate principal amount of notes), June 17, 2021 (with respect to $550,000,000 aggregate principal amount of notes) and September 17, 2021 (with respect to $250,000,000 aggregate principal amount of notes)
•Maturity date: February 8, 2061
•Interest rate: 3.379% per annum
•Date interest starts accruing: February 8, 2021 (with respect to $1,800,000,000 aggregate principal amount of notes issued on February 8, 2021 and June 17, 2021) and August 8, 2021 (with respect to $250,000,000 aggregate principal amount of notes issued on August 8, 2021)
•Interest payment dates: Each February 8 and August 8, subject to the day count convention.
•First interest payment date: August 8, 2021.
•Optional redemption: Prior to August 8, 2060 (the date that is six months prior to the scheduled maturity date for the 2061 notes), BP Capital America has the right to redeem the 2061 notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2061 notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2061 notes to be redeemed that would be due if such notes matured on August 8, 2060 (not including any portion of payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 25 basis points, plus in either case accrued and unpaid interest to the date of redemption. On or after August 8, 2060 (the date that is six months prior to the scheduled maturity date for the 2061 notes), BP Capital America has the right to redeem the 2061 notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2061 notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. For purposes of determining the optional redemption price, the following definitions are applicable. “Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. “Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the 2061 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. “Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. “Quotation agent” means one of the reference treasury dealers appointed by BP Capital America. “Reference treasury dealer” means one of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC or NatWest Markets Securities Inc. or one of their affiliates, which is a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), and their respective successors, and two other primary treasury dealers selected by BP Capital America, provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, BP Capital America shall substitute therefor another primary treasury dealer. “Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.
Description of 4.375% Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes
The following terms are applicable to the 4.375% Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes.
•Issuer: BP Capital U.K.
•Title: 4.375% Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes
•Total principal amount outstanding: $2,500,000,000
•Issuance date: June 22, 2020
•Maturity date: The notes are perpetual securities in respect of which there is no fixed redemption date. BP Capital U.K. shall only have the right to redeem, purchase or substitute or vary the notes in accordance with “—Optional Redemption on Interest Payment Date”, “—Optional Redemption for Certain Events”, “—Optional Tax Redemption”, “—Substitution or Variation” as described in the applicable Prospectus Supplement or otherwise in accordance with the terms of the notes.
•Ranking of the Notes: The notes are unconditional, unsecured and subordinated obligations of BP Capital U.K. and will rank pari passu without any preference among themselves and pari passu with any Parity Obligations of BP Capital U.K. but junior to any Senior Obligations of BP Capital U.K. and senior to the Ordinary Shares of BP Capital U.K.

•To give effect to the intended ranking described above, if at any time a Winding-Up of BP Capital U.K. occurs (otherwise than for the purposes of a Solvent Reorganization of BP Capital U.K.), the amount payable by BP Capital U.K. to a Noteholder under or in relation to such noteholder’s notes (in lieu of any other payment by BP Capital U.K. to such noteholder under or in relation to the notes, including pursuant to the terms of the notes or the Indenture) shall be the amount that would have been payable to such noteholder if, immediately prior to and throughout such Winding-Up, such noteholder was the holder of Notional Preference Shares in BP Capital U.K. For the purposes only of that calculation, in respect of each note and accrued but unpaid interest (including any outstanding Arrears of Interest in respect of such interest) a noteholder will be deemed to hold a Notional Preference Share in BP Capital U.K. entitling the holder thereof to receive in respect of such Notional Preference Share an amount in the Winding-Up of BP Capital U.K. that is equal to the principal amount of the relevant note and any accrued but unpaid interest and any outstanding Arrears of Interest in respect of such interest (without double counting) (and, in the case of an administration, on the same assumption that shareholders were entitled to claim and recover in respect of their shares to the same degree as in a Winding-Up). Amounts payable to the noteholders of the notes pursuant to this provision will only be paid after the debts owing to the holders of the Senior Obligations of BP Capital U.K. have been paid in full. The subordination provisions applicable to the notes will be governed by English law.
•“Winding-Up” means an order being made, or an effective resolution being passed, for the winding-up of BP Capital U.K. or BP, as the case may be, or an administrator of BP Capital U.K. or BP, as the case may be, being appointed and such administrator giving notice that it intends to declare and distribute a dividend.
•Ranking of the Guarantee: The payment of the principal of and interest on the notes is fully guaranteed by BP. The obligations of BP under the Guarantee are unconditional, unsecured and subordinated and the rights and claims of noteholders will rank pari passu without any preference among themselves and pari passu with any Parity Obligations of BP but junior to any Senior Obligations of BP and senior to the Ordinary Shares of BP.
•To give effect to the intended ranking described above, if at any time a Winding-Up of BP occurs (otherwise than for the purposes of a Solvent Reorganization of BP), the amount payable by BP to a noteholder under or in relation to the Guarantee (in lieu of any other payment by BP to such noteholder under or in relation to the Guarantee), shall be the amount that would have been payable to such noteholder if, immediately prior to and throughout such Winding-Up, such noteholder was the holder of Notional Preference Shares in BP. For the purposes only of that calculation, in respect of each note and accrued but unpaid interest (including any outstanding Arrears of Interest in respect of such interest payment) a noteholder will be deemed to hold a Notional Preference Share in BP entitling the holder thereof to receive in respect of such Notional Preference Share an amount in the Winding-Up of BP that is equal to the principal amount of the relevant note and any accrued but unpaid interest and any outstanding Arrears of Interest in respect of such interest (without double counting) (and, in the case of an administration, on the assumption that the shareholders were entitled to claim and recover in respect of their shares to the same degree as in a Winding-Up). For the purpose of construing the provisions of the Guarantee and BP’s payment obligations in respect thereof, the latter amounts shall be treated as due and payable by the Issuer on the date such Winding-Up order of BP Capital U.K. is made or such resolution is passed or notice is given, as the case may be and, consequently, a claim under the Guarantee in respect of such amount may be made on, or at any time after, such date. Amounts payable to the noteholder upon Winding-Up will only be paid after the debts owing to the holders of the Senior Obligations of BP have been paid in full. The subordination provisions applicable to the Guarantee will be governed by English law.

•Deferral of Interest: BP Capital U.K. may elect, in its sole discretion, to defer payment of the amount of interest (in whole or in part) (a “Deferred Interest Payment”) due on any Interest Payment Date in respect of the notes. Such Deferred Interest Payments will accrue additional interest at the relevant interest rate prevailing from time to time (which will also be added to any Deferred Interest Payments on each subsequent Interest Payment Date and accrue interest in the same manner). Any such deferred payments and any additional interest thereon are referred to as “Arrears of Interest”. BP Capital U.K. must pay Arrears of Interest in respect of the relevant notes upon the date for redemption of all the relevant notes or in certain other limited circumstances.
•Interest rate: (a) 4.375% per annum, for the period from (and including) the Issue Date to (but excluding) the relevant First Reset Date and (b) from (and including) the relevant First Reset Date, at an Interest Rate per annum equal to the relevant Reset Interest Rate, in each case on the outstanding principal amount of the Notes.
•Reset Date: The Reset Dates will be (a) the relevant First Reset Date and (b) each date that falls five, or a multiple of five, years following the relevant First Reset Date.
•First Reset Date: The First Reset Date will be September 22, 2025.
•Reset Determination Date: The Reset Determination Date will be the day falling two Business Days prior to the relevant Reset Date.
•Reset Interest Rate: The Reset Interest Rate, in relation to any Reset Period, is the sum of the relevant Five-Year Treasury Rate, calculated as provided for in the relevant Prospectus Supplement, in relation to that Reset Period plus the Margin applicable to that Reset Period.
•Reset Period: The period from (and including) the relevant First Reset Date to (but excluding) the next relevant Reset Date, and each successive period from (and including) a Reset Date to (but excluding) the next succeeding Reset Date.
•Date interest starts accruing: June 22, 2020
•Interest payment dates: Each March 22 and September 22, subject to the day count convention and the Optional Interest Deferral described in the relevant Prospectus Supplement.
•Interest Periods: The period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.
•First interest payment date: September 22, 2020
•Interest Amount: Subject to Optional Interest Deferral, the amount of interest payable in respect of the Calculation Amount on each Interest Payment Date to (and including) the relevant First Reset Date shall be, with respect to the Non-Call 5.25 Notes, $21.88. Subject to Optional Interest Deferral, the amount of interest payable in respect of the Calculation Amount for any other period for which interest is to be calculated shall be calculated by:
•applying the applicable Interest Rate to the Calculation Amount;
•multiplying the product thereof by the Day Count Fraction; and
•rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

•The relevant amount of interest payable in respect of the notes for any period shall be the product of: (i) the relevant amount of interest per Calculation Amount determined as described above; and (ii) the number by which the Calculation Amount is required to be multiplied to equal the principal amount of the notes.
•“Calculation Amount” means $1,000.
•“Day Count Fraction” means 30/360. Where it is necessary to calculate an amount of interest in respect of any Note for a period which is less than or equal to a complete Interest Period, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.
•Optional redemption: Subject to applicable laws, BP Capital U.K. may, by giving not less than 10 nor more than 60 days’ notice to the Trustee and the relevant Noteholders in accordance with the notice provisions set forth in the Indenture (which notice shall be irrevocable), redeem the relevant notes (in whole but not in part) on the First Call Date, which shall be June 22, 2025, and on any day thereafter to (and including) the First Reset Date, which shall be September 22, 2025, or on any Interest Payment Date thereafter, at their outstanding principal amount plus any accrued but unpaid interest up to (but excluding) the relevant Redemption Date and any outstanding Arrears of Interest (without double counting).
•Outstanding Liabilities: As of December 31, 2020 the total finance debt and lease liabilities of the BP group, all of which would rank senior to the notes and the related guarantee upon liquidation, equaled approximately $81,926,000,000 in aggregate principal amount. This does not include obligations of the subsidiaries of BP (other than BP Capital Markets U.K.), to which the obligations of BP under the Guarantee are structurally subordinated. As of December 31, 2020, BP had outstanding 5,473,414 cumulative second preference shares of £1 each, which will rank as Parity Obligations to the Guarantee as of the Issue Date. As of December 31, 2020 BP also had outstanding 7,232,838 cumulative first preference shares of £1 each, which will rank as Senior Obligations to the Guarantee as of the Issue Date.
•Limitations on the Issuance of Additional Senior Indebtedness: None of the notes, the guarantee or the indenture under which the notes were issued restrict BP Capital U.K. or BP from issuing additional securities (including preference shares or other equity securities) which will be deemed Parity Obligations or Senior Obligations of the notes and Guarantee, as applicable.
•Substitution or Variation: If a Rating Agency Event, an Accounting Event, a Tax Deduction Event or an event that permits an Optional Tax Redemption to occur (a “Substitution or Variation Event”) has occurred and is continuing, then BP Capital U.K. or BP may, as an alternative to redemption, subject to the conditions set forth under “—Conditions to Special Event Redemption and Substitution or Variation” in the applicable Prospectus Supplement (without any requirement for the consent or approval of the Noteholders) and subject to the Trustee, immediately prior to the giving of any notice referred to herein, having received an officers’ certificate and an opinion of counsel (each as defined in the Indenture), each stating to the effect that the provisions of this section have been complied with, and having given not less than 10 nor more than 60 days’ notice to the Trustee, the Calculation Agent and the relevant Noteholders (which notice shall be irrevocable), at any time either (i) substitute all, but not less than all, of the relevant notes for, or (ii) vary the terms of the relevant notes with the effect that they remain or become (as the case may be), Qualifying Securities, and the Noteholders shall be bound by such substitution or variation. Upon expiry of such notice, BP Capital U.K. or BP will either vary the terms of or, as the case may be, substitute the relevant notes in accordance with this section. In connection with the substitution of Qualifying Securities for the relevant notes or the variation of the terms of the relevant notes, each Noteholder by the purchase of the relevant notes authorizes the Trustee to, and the Trustee shall, authenticate such new notes in accordance with Section 303 of the Indenture. In connection with any substitution or variation in accordance with this section, BP

Capital U.K. will comply with the rules of any stock exchange on which the relevant notes are for the time being listed or admitted to trading. Any such substitution or variation in accordance with the foregoing provisions following a Substitution or Variation Event shall only be permitted if it does not give rise to any other Substitution or Variation Event with respect to the Qualifying Securities. Any such substitution or variation in accordance with the foregoing provisions following a Substitution or Variation Event shall only be permitted if it does not result in the Qualifying Securities no longer being eligible for the same, or a higher amount of, “equity credit” (or such other nomenclature that the Rating Agency may then use to describe the degree to which an instrument exhibits the characteristics of an ordinary share) as is attributed to the relevant notes on the date notice is given to Noteholders of the substitution or variation. In no event shall the Trustee have any responsibility whatsoever to determine whether any such substitution or variation results in the Qualifying Securities. Any such substitution or variance could have unexpected commercial consequences depending on the circumstances of an individual Noteholder, and we will consider the impact on the class of Noteholders taken as a whole and are not required to take into account the individual circumstances of each Noteholder.
“Qualifying Securities” means securities that contain terms not materially less favorable to the class of Noteholders of the Non-Call 5.25 Notes or Non-Call 10 Notes, as the case may be, and in each case taken as a whole, than the terms of the respective notes (as reasonably determined by BP Capital U.K. (in consultation with an independent investment bank or counsel of international standing)) and provided that an officers’ certificate to such effect (and confirming that the conditions set out in (a) to (j) below have been satisfied) shall have been delivered to the Trustee prior to the substitution or variation of the relevant notes upon which certificate the Trustee shall rely absolutely). Such Qualifying Securities:
a)shall be issued by (x) BP Capital U.K. (or any successor thereto as issuer of the relevant notes) with a guarantee of BP (or any successor thereto as guarantor of the relevant notes), (y) BP or (z) a wholly owned direct or indirect finance subsidiary of BP with a guarantee of BP (or any successor thereto as guarantor of the relevant notes); and
b)(and/or, as appropriate, the guarantee as aforesaid) shall rank pari passu on a Winding-Up of BP Capital U.K. (or any successor thereto as issuer of the relevant notes) with the relevant notes or on a Winding-Up of BP (or any successor thereto as guarantor of the relevant notes) with the Guarantee; and
c)shall contain terms which provide for the same or a more favorable Interest Rate from time to time applying to the relevant notes and preserve the same Interest Payment Dates; and
d)shall preserve the obligations (including the obligations arising from the exercise of any right) of BP Capital U.K. (or any successor thereto as issuer of the relevant notes) as to redemption of the relevant notes, including (without limitation) as to timing of, and amounts payable upon, such redemption; and
e)shall preserve any existing rights under the terms of the relevant notes to any accrued interest, any Deferred Interest Payments, any Arrears of Interest and any other amounts payable under the relevant notes which, in each case, has accrued to Noteholders and not been paid; and
f)shall not contain terms providing for loss absorption through principal write-down or conversion to ordinary shares; and
g)shall otherwise contain substantially identical terms (as reasonably determined by BP Capital U.K. (or any successor thereto as issuer of the relevant notes)) to the relevant notes, save where (without prejudice to the requirement that the terms are not materially less favorable to the class of relevant Noteholders taken as a whole than the terms of the relevant notes as described above) any modifications to such terms are required to be made to avoid the occurrence or effect of a Rating Agency Event, an Accounting Event, a Tax Deduction Event or an event that permits an Optional Tax Redemption to occur; and
h)shall, immediately after such substitution or variation, be assigned at least the same credit rating(s) by the same Rating Agencies as may have been assigned to the relevant notes at the invitation of or with the consent of BP Capital U.K. (or any successor thereto as issuer of the relevant notes) immediately prior to such substitution or variation; and
i)shall not provide for the mandatory deferral or cancellation of payments of interest and/or principal; and
j)shall be (x) listed on the Official List and admitted to trading on the London Stock Exchange plc’s Main Market or (y) listed on such other stock exchange as is a Recognised Stock Exchange at that time or admitted to trading on a Multilateral Trading Facility as selected by BP Capital U.K (or any successor thereto as issuer of the relevant notes).
For the purposes of the definition of Qualifying Securities:
“Multilateral Trading Facility” means a multilateral trading facility described in section 987(1)(b) of the Income Tax Act 2007 of the United Kingdom, as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time;
“Official List” means the Official List of the Financial Conduct Authority in its capacity as competent authority under the Financial Services and Markets Act 2000 of the United Kingdom (as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time); and
“Recognised Stock Exchange” means a recognised stock exchange as defined in section 1005 of the Income Tax Act 2007 of the United Kingdom as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.
•Events of Default Provisions
•An Event of Default under the relevant notes occurs only in the event of a Winding-Up of BP Capital U.K. or BP other than for the purposes of a Solvent Reorganization of BP Capital U.K. or BP. If, for a period of 30 days or more, BP Capital U.K. or BP are in default in the payment of any principal or interest (including any Arrears of Interest) in respect of the relevant notes which is due and payable (a “Payment Default”), then BP Capital U.K. and/or BP, as the case may be, will be deemed to be in default under the Indenture and the relevant notes, and the Trustee may, and if instructed by the holders as described in “—Entitlement of the Trustee” below shall, take such actions as set forth under “—Proceedings” or “—Enforcement” below to institute actions, steps or proceedings for the Winding-Up of BP Capital U.K. and/or BP. For the avoidance of doubt, a Payment Default is not an Event of Default and shall not result in any right of Acceleration pursuant to Section 502 of the Indenture.

•Proceedings: If a Payment Default occurs and is continuing, then BP Capital U.K. or BP, as the case may be, shall, without notice from the Trustee, be deemed to be in default under the Indenture and the relevant notes and (subject to the provisions set forth below) the Trustee may, and if instructed by the holders as described in “—Entitlement of the Trustee” below shall, institute actions, steps or proceedings for the Winding-Up of BP Capital U.K. and/or BP and/or prove in the Winding-Up of BP Capital U.K. and/or BP and/or claim in the liquidation or administration of BP Capital U.K. and/or BP, such claim being subordinated, and for the amount, as provided in “—Subordination and Waiver of Set-off Provisions”.
•Enforcement: Without prejudice to “—Proceedings” and subject to the provisions set forth below, the Trustee may, and if instructed by the holders as described in “—Entitlement of the Trustee” below shall, at any time and without further notice, institute such proceedings or take such steps or actions against BP Capital U.K. and/or BP as it may think fit to enforce any term or condition binding on BP Capital U.K. and/or BP under the Indenture or the relevant notes, but in no event shall BP Capital U.K. and/or BP, by virtue of the institution of any such proceedings, steps or actions, be obliged to pay any sum or sums in cash or otherwise, sooner than the same would otherwise have been payable by it under the Indenture or the relevant notes.
•Entitlement of Trustee: The Trustee shall not be bound to take any of the actions referred to in the provisions set forth under “— Proceedings” or “—Enforcement” above against BP Capital U.K. and/or BP to enforce the terms of the Indenture or the relevant notes at the request of the Noteholders or take any other action or step under or pursuant to the terms of the relevant notes or the Indenture unless (i) it shall have been so requested in writing by the Noteholders of at least 25% in principal amount of the relevant notes then outstanding and (ii) it shall have been indemnified and/or secured and/or prefunded by the relevant Noteholders to its satisfaction. However, if a Payment Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the request of the Noteholders of at least 25% in principal amount of the relevant notes then outstanding.
•Right of Noteholders: No Noteholder shall be entitled to proceed directly against BP Capital U.K. or BP or to institute proceedings for the Winding-Up or claim in the liquidation of BP Capital U.K. or BP or to prove in such Winding-Up unless the Trustee, having become so bound to proceed, institute, prove or claim, fails to do so within a 60 day period and such failure shall be continuing, in which case the Noteholder shall have only such rights against BP Capital U.K. or BP as those which the Trustee is entitled to exercise as set out in this section.
•Extent of Noteholders’ Remedy: No remedy against BP Capital U.K. or BP, other than as referred to in the relevant prospectus supplement, shall be available to the Trustee or the Noteholders, whether for the recovery of amounts owing in respect of the relevant notes or under the Indenture or in respect of any breach by BP Capital U.K. or BP of any of their other obligations under or in respect of the relevant notes or under the Indenture. For the avoidance of doubt, nothing in the foregoing shall (i) prevent the Trustee from proving in any Winding-Up (otherwise than for the purposes of a Solvent Reorganization of BP Capital U.K. or BP, as the case may be) or administration of BP Capital U.K. or BP and/or claiming in any liquidation of BP Capital U.K. or BP (even if not instituted by the Trustee), or (ii) impair the right of any Noteholder to receive payment of principal, premium or interest (including Arrears of Interest) on such noteholder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such noteholder’s notes.
•Defined Terms: The following definitions shall apply to subordination of the notes and subordination of the guarantee provisions:
•“Notional Preference Shares” means, with respect to BP Capital U.K. or BP, as the case may be, a notional class of preference shares in the capital of BP Capital U.K. or BP, as the case may be: (i) ranking junior to the claims of all holders of Senior Obligations of BP Capital U.K. or BP, as the case may be; (ii) having an equal right to return of assets in the Winding-Up of BP Capital U.K. or BP, as the case may be, and so ranking pari passu with any Parity Obligations of BP Capital U.K. or BP, as the case may be; and (iii) having a right to return of capital ahead of, and so ranking ahead of, the claims of holders of the Ordinary Shares of BP Capital U.K. or BP, as the case may be.
•“Parity Obligations” means, with respect to BP Capital U.K. or BP, as the case may be: (a) the most junior class of preference share capital of BP Capital U.K. or BP, as the case may be; and (b) any other security, guarantee or other instrument issued by, or any other obligation of BP Capital U.K. or BP, as the case may be, which ranks or is expressed to rank pari passu with BP Capital U.K.’s obligations under the Notes or BP’s obligations under the Guarantee, including the Other Hybrid Capital Notes.
•“Ordinary Shares” means (i) any ordinary shares in the capital of BP Capital U.K. or BP, as the case may be, or (ii) any present or future shares of any other class of shares of BP Capital U.K. or BP, as the case may be, ranking pari passu with the ordinary shares of BP Capital U.K. or BP, as the case may be or, in either case, any depository or other receipts or certificates, including American depositary receipts representing such shares.
•“Senior Obligations” means all obligations of BP Capital U.K. or BP, as the case may be, but excluding any Parity Obligations and any Ordinary Shares of BP Capital U.K. or BP, as the case may be.
Description of 4.875% Perpetual Subordinated Non-Call 10 Fixed Rate Reset Notes
The following terms are applicable to the 4.875% Perpetual Subordinated Non-Call 10 Fixed Rate Reset Notes.
•Issuer: BP Capital U.K.
•Title: 4.875% Perpetual Subordinated Non-Call 10 Fixed Rate Reset Notes
•Total principal amount outstanding: $2,500,000,000
•Issuance date: June 22, 2020
•Maturity date: The notes are perpetual securities in respect of which there is no fixed redemption date. BP Capital U.K. shall only have the right to redeem, purchase or substitute or vary the notes in accordance with “—Optional Redemption on Interest Payment Date”, “—Optional Redemption for Certain Events”, “—Optional Tax Redemption”, “—Substitution or Variation” as described in the applicable Prospectus Supplement or otherwise in accordance with the terms of the notes.
•Ranking of the Notes: The notes are unconditional, unsecured and subordinated obligations of BP Capital U.K. and will rank pari passu without any preference among themselves and pari passu with any Parity Obligations of BP Capital U.K. but junior to any Senior Obligations of BP Capital U.K. and senior to the Ordinary Shares of BP Capital U.K.
•To give effect to the intended ranking described above, if at any time a Winding-Up of BP Capital U.K. occurs (otherwise than for the purposes of a Solvent Reorganization of BP Capital U.K.), the amount payable by BP Capital U.K. to a Noteholder under or in relation to such noteholder’s notes (in lieu of any other payment by BP Capital U.K. to such noteholder under or in relation to the notes, including pursuant to the terms of the notes or the Indenture) shall be the amount that would have been payable to such noteholder if, immediately prior to and throughout such Winding-Up, such noteholder was the holder of Notional Preference Shares in BP Capital U.K. For the purposes only of that calculation, in respect of each note and accrued but unpaid interest (including any outstanding Arrears of Interest in respect of such interest) a noteholder will be deemed to hold a Notional Preference Share in BP Capital U.K. entitling the holder thereof to receive in respect of such Notional Preference Share an amount in the Winding-Up of BP Capital U.K. that is equal to the principal amount of the relevant note and any accrued but unpaid interest and any outstanding Arrears of Interest in respect of such interest (without double counting) (and, in the case of an administration, on the same assumption that shareholders were entitled to claim and recover in respect of their shares to the same degree as in a Winding-Up). Amounts payable to the noteholders of the notes pursuant to this provision will only be paid after the debts owing to the holders of the Senior Obligations of BP Capital U.K. have been paid in full. The subordination provisions applicable to the notes will be governed by English law.
•“Winding-Up” means an order being made, or an effective resolution being passed, for the winding-up of BP Capital U.K. or BP, as the case may be, or an administrator of BP Capital U.K. or BP, as the case may be, being appointed and such administrator giving notice that it intends to declare and distribute a dividend.
•Ranking of the Guarantee: The payment of the principal of and interest on the notes is fully guaranteed by BP. The obligations of BP under the Guarantee are unconditional, unsecured and subordinated and the rights and claims of noteholders will rank pari passu without any preference among themselves and pari passu with any Parity Obligations of BP but junior to any Senior Obligations of BP and senior to the Ordinary Shares of BP.
•To give effect to the intended ranking described above, if at any time a Winding-Up of BP occurs (otherwise than for the purposes of a Solvent Reorganization of BP), the amount payable by BP to a noteholder under or in relation to the Guarantee (in lieu of any other payment by BP to such noteholder under or in relation to the Guarantee), shall be the amount that would have been payable to such noteholder if, immediately prior to and throughout such Winding-Up, such noteholder was the holder of Notional Preference Shares in BP. For the purposes only of that calculation, in respect of each note and accrued but unpaid interest (including any outstanding Arrears of Interest in respect of such interest payment) a noteholder will be deemed to hold a Notional Preference Share in BP entitling the holder thereof to receive in respect of such Notional Preference Share an amount in the Winding-Up of BP that is equal to the principal amount of the relevant note and any accrued but unpaid interest and any outstanding Arrears of Interest in respect of such interest (without double counting) (and, in the case of an administration, on the assumption that the shareholders were entitled to claim and recover in respect of their shares to the same degree as in a Winding-Up). For the purpose of construing the provisions of the Guarantee and BP’s payment obligations in respect thereof, the latter amounts shall be treated as due and payable by the Issuer on the date such Winding-Up order of BP Capital U.K. is made or such resolution is passed or notice is given, as the case may be and, consequently, a claim under the Guarantee in respect of such amount may be made on, or at any time after, such date. Amounts payable to the noteholder upon Winding-Up will only be paid after the debts owing to the holders of the Senior

Obligations of BP have been paid in full. The subordination provisions applicable to the Guarantee will be governed by English law.
•Deferral of Interest: BP Capital U.K. may elect, in its sole discretion, to defer payment of the amount of interest (in whole or in part) (a “Deferred Interest Payment”) due on any Interest Payment Date in respect of the notes. Such Deferred Interest Payments will accrue additional interest at the relevant interest rate prevailing from time to time (which will also be added to any Deferred Interest Payments on each subsequent Interest Payment Date and accrue interest in the same manner). Any such deferred payments and any additional interest thereon are referred to as “Arrears of Interest”. BP Capital U.K. must pay Arrears of Interest in respect of the relevant notes upon the date for redemption of all the relevant notes or in certain other limited circumstances.
•Interest rate: (a) 4.875% per annum, for the period from (and including) the Issue Date to (but excluding) the relevant First Reset Date and (b) from (and including) the relevant First Reset Date, at an Interest Rate per annum equal to the relevant Reset Interest Rate, in each case on the outstanding principal amount of the Notes.
•Reset Date: The Reset Dates will be (a) the relevant First Reset Date and (b) each date that falls five, or a multiple of five, years following the relevant First Reset Date.
•First Reset Date: The First Reset Date will be June 22, 2030.
•Reset Determination Date: The Reset Determination Date will be the day falling two Business Days prior to the relevant Reset Date.
•Reset Interest Rate: The Reset Interest Rate, in relation to any Reset Period, is the sum of the relevant Five-Year Treasury Rate, calculated as provided for in the relevant Prospectus Supplement, in relation to that Reset Period plus the Margin applicable to that Reset Period.
•Reset Period: The period from (and including) the relevant First Reset Date to (but excluding) the next relevant Reset Date, and each successive period from (and including) a Reset Date to (but excluding) the next succeeding Reset Date.
•Date interest starts accruing: June 22, 2020
•Interest payment dates: Each June 22 and December 22, subject to the day count convention and the Optional Interest Deferral described in the relevant Prospectus Supplement.
•Interest Periods: The period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.
•First interest payment date: December 22, 2020
•Interest Amount: Subject to Optional Interest Deferral, the amount of interest payable in respect of the Calculation Amount on each Interest Payment Date to (and including) the relevant First Reset Date shall be, with respect to the Non-Call 10 Notes, $24.38. Subject to Optional Interest Deferral, the amount of interest payable in respect of the Calculation Amount for any other period for which interest is to be calculated shall be calculated by:
•applying the applicable Interest Rate to the Calculation Amount;
•multiplying the product thereof by the Day Count Fraction; and

•rounding the resulting figure to the nearest cent (half a cent being rounded upwards).
•The relevant amount of interest payable in respect of the notes for any period shall be the product of: (i) the relevant amount of interest per Calculation Amount determined as described above; and (ii) the number by which the Calculation Amount is required to be multiplied to equal the principal amount of the notes.
•“Calculation Amount” means $1,000.
•“Day Count Fraction” means 30/360. Where it is necessary to calculate an amount of interest in respect of any Note for a period which is less than or equal to a complete Interest Period, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.
•Optional redemption: Subject to applicable laws, BP Capital U.K. may, by giving not less than 10 nor more than 60 days’ notice to the Trustee and the relevant Noteholders in accordance with the notice provisions set forth in the Indenture (which notice shall be irrevocable), redeem the relevant notes (in whole but not in part) on the First Call Date, which shall be March 22, 2030, and on any day thereafter to (and including) the First Reset Date, which shall be June 22, 2030, or on any Interest Payment Date thereafter, at their outstanding principal amount plus any accrued but unpaid interest up to (but excluding) the relevant Redemption Date and any outstanding Arrears of Interest (without double counting).
•Outstanding Liabilities: As of December 31, 2020 the total finance debt and lease liabilities of the BP group, all of which would rank senior to the notes and the related guarantee upon liquidation, equaled approximately $81,926,000,000 in aggregate principal amount. This does not include obligations of the subsidiaries of BP (other than BP Capital Markets U.K.), to which the obligations of BP under the Guarantee are structurally subordinated. As of December 31, 2020, BP had outstanding 5,473,414 cumulative second preference shares of £1 each, which will rank as Parity Obligations to the Guarantee as of the Issue Date. As of December 31, 2020, BP also had outstanding 7,232,838 cumulative first preference shares of £1 each, which will rank as Senior Obligations to the Guarantee as of the Issue Date.
•Limitations on the Issuance of Additional Senior Indebtedness: None of the notes, the guarantee or the indenture under which the notes were issued restrict BP Capital U.K. or BP from issuing additional securities (including preference shares or other equity securities) which will be deemed Parity Obligations or Senior Obligations of the notes and Guarantee, as applicable.
•Substitution or Variation: If a Rating Agency Event, an Accounting Event, a Tax Deduction Event or an event that permits an Optional Tax Redemption to occur (a “Substitution or Variation Event”) has occurred and is continuing, then BP Capital U.K. or BP may, as an alternative to redemption, subject to the conditions set forth under “—Conditions to Special Event Redemption and Substitution or Variation” in the applicable Prospectus Supplement (without any requirement for the consent or approval of the Noteholders) and subject to the Trustee, immediately prior to the giving of any notice referred to herein, having received an officers’ certificate and an opinion of counsel (each as defined in the Indenture), each stating to the effect that the provisions of this section have been complied with, and having given not less than 10 nor more than 60 days’ notice to the Trustee, the Calculation Agent and the relevant Noteholders (which notice shall be irrevocable), at any time either (i) substitute all, but not less than all, of the relevant notes for, or (ii) vary the terms of the relevant notes with the effect that they remain or become (as the case may be), Qualifying Securities, and the Noteholders shall be bound by such substitution or variation. Upon expiry of such notice, BP Capital U.K. or BP will either vary the terms of or, as the case may be, substitute the relevant notes in accordance with this section. In connection with the substitution of Qualifying Securities for the relevant notes or the variation of the terms of the relevant notes, each Noteholder by the purchase of the relevant notes authorizes the Trustee to, and the Trustee shall, authenticate such new notes in accordance with Section 303 of the Indenture. In connection with any substitution or variation in accordance with this section, BP Capital U.K. will comply with the rules of any stock exchange on which the relevant notes are for the time being listed or admitted to trading. Any such substitution or variation in accordance with the foregoing provisions following a Substitution or Variation Event shall only be permitted if it does not give rise to any other Substitution or Variation Event with respect to the Qualifying Securities. Any such substitution or variation in accordance with the foregoing provisions following a Substitution or Variation Event shall only be permitted if it does not result in the Qualifying Securities no longer being eligible for the same, or a higher amount of, “equity credit” (or such other nomenclature that the Rating Agency may then use to describe the degree to which an instrument exhibits the characteristics of an ordinary share) as is attributed to the relevant notes on the date notice is given to Noteholders of the substitution or variation. In no event shall the Trustee have any responsibility whatsoever to determine whether any such substitution or variation results in the Qualifying Securities. Any such substitution or variance could have unexpected commercial consequences depending on the circumstances of an individual Noteholder, and we will consider the impact on the class of Noteholders taken as a whole and are not required to take into account the individual circumstances of each Noteholder.
“Qualifying Securities” means securities that contain terms not materially less favorable to the class of Noteholders of the Non-Call 5.25 Notes or Non-Call 10 Notes, as the case may be, and in each case taken as a whole, than the terms of the respective notes (as reasonably determined by BP Capital U.K. (in consultation with an independent investment bank or counsel of international standing)) and provided that an officers’ certificate to such effect (and confirming that the conditions set out in (a) to (j) below have been satisfied) shall have been delivered to the Trustee prior to the substitution or variation of the relevant notes upon which certificate the Trustee shall rely absolutely). Such Qualifying Securities:
a)shall be issued by (x) BP Capital U.K. (or any successor thereto as issuer of the relevant notes) with a guarantee of BP (or any successor thereto as guarantor of the relevant notes), (y) BP or (z) a wholly owned direct or indirect finance subsidiary of BP with a guarantee of BP (or any successor thereto as guarantor of the relevant notes); and
b)(and/or, as appropriate, the guarantee as aforesaid) shall rank pari passu on a Winding-Up of BP Capital U.K. (or any successor thereto as issuer of the relevant notes) with the relevant notes or on a Winding-Up of BP (or any successor thereto as guarantor of the relevant notes) with the Guarantee; and
c)shall contain terms which provide for the same or a more favorable Interest Rate from time to time applying to the relevant notes and preserve the same Interest Payment Dates; and
d)shall preserve the obligations (including the obligations arising from the exercise of any right) of BP Capital U.K. (or any successor thereto as issuer of the relevant notes) as to redemption of the relevant notes, including (without limitation) as to timing of, and amounts payable upon, such redemption; and
e)shall preserve any existing rights under the terms of the relevant notes to any accrued interest, any Deferred Interest Payments, any Arrears of Interest and any other amounts payable under the relevant notes which, in each case, has accrued to Noteholders and not been paid; and
f)shall not contain terms providing for loss absorption through principal write-down or conversion to ordinary shares; and

g)shall otherwise contain substantially identical terms (as reasonably determined by BP Capital U.K. (or any successor thereto as issuer of the relevant notes)) to the relevant notes, save where (without prejudice to the requirement that the terms are not materially less favorable to the class of relevant Noteholders taken as a whole than the terms of the relevant notes as described above) any modifications to such terms are required to be made to avoid the occurrence or effect of a Rating Agency Event, an Accounting Event, a Tax Deduction Event or an event that permits an Optional Tax Redemption to occur; and
h)shall, immediately after such substitution or variation, be assigned at least the same credit rating(s) by the same Rating Agencies as may have been assigned to the relevant notes at the invitation of or with the consent of BP Capital U.K. (or any successor thereto as issuer of the relevant notes) immediately prior to such substitution or variation; and
i)shall not provide for the mandatory deferral or cancellation of payments of interest and/or principal; and
j)shall be (x) listed on the Official List and admitted to trading on the London Stock Exchange plc’s Main Market or (y) listed on such other stock exchange as is a Recognised Stock Exchange at that time or admitted to trading on a Multilateral Trading Facility as selected by BP Capital U.K (or any successor thereto as issuer of the relevant notes).
For the purposes of the definition of Qualifying Securities:
“Multilateral Trading Facility” means a multilateral trading facility described in section 987(1)(b) of the Income Tax Act 2007 of the United Kingdom, as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time;
“Official List” means the Official List of the Financial Conduct Authority in its capacity as competent authority under the Financial Services and Markets Act 2000 of the United Kingdom (as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time); and
“Recognised Stock Exchange” means a recognised stock exchange as defined in section 1005 of the Income Tax Act 2007 of the United Kingdom as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.
•Events of Default Provisions
•An Event of Default under the relevant notes occurs only in the event of a Winding-Up of BP Capital U.K. or BP other than for the purposes of a Solvent Reorganization of BP Capital U.K. or BP. If, for a period of 30 days or more, BP Capital U.K. or BP are in default in the payment of any principal or interest (including any Arrears of Interest) in respect of the relevant notes which is due and payable (a “Payment Default”), then BP Capital U.K. and/or BP, as the case may be, will be deemed to be in default under the Indenture and the relevant notes, and the Trustee may, and if instructed by the holders as described in “—Entitlement of the Trustee” below shall, take such actions as set forth under “—Proceedings” or “—Enforcement” below to institute actions, steps or proceedings for the Winding-Up of BP Capital U.K. and/or BP. For the avoidance of doubt, a Payment Default is not an Event of Default and shall not result in any right of Acceleration pursuant to Section 502 of the Indenture.
•Proceedings: If a Payment Default occurs and is continuing, then BP Capital U.K. or BP, as the case may be, shall, without notice from the Trustee, be deemed to be in default under the Indenture and the relevant notes and (subject to the provisions set forth below) the Trustee may, and if instructed by the holders as described in “—Entitlement of the Trustee” below shall, institute actions, steps or proceedings for the Winding-Up of BP Capital U.K. and/or BP and/or prove in the Winding-Up of BP Capital U.K. and/or BP and/or claim in the liquidation or administration of BP Capital U.K. and/or BP, such claim being subordinated, and for the amount, as provided in “—Subordination and Waiver of Set-off Provisions”.
•Enforcement: Without prejudice to “—Proceedings” and subject to the provisions set forth below, the Trustee may, and if instructed by the holders as described in “—Entitlement of the Trustee” below shall, at any time and without further notice, institute such proceedings or take such steps or actions against BP Capital U.K. and/or BP as it may think fit to enforce any term or condition binding on BP Capital U.K. and/or BP under the Indenture or the relevant notes, but in no event shall BP Capital U.K. and/or BP, by virtue of the institution of any such proceedings, steps or actions, be obliged to pay any sum or sums in cash or otherwise, sooner than the same would otherwise have been payable by it under the Indenture or the relevant notes.
•Entitlement of Trustee: The Trustee shall not be bound to take any of the actions referred to in the provisions set forth under “— Proceedings” or “—Enforcement” above against BP Capital U.K. and/or BP to enforce the terms of the Indenture or the relevant notes at the request of the Noteholders or take any other action or step under or pursuant to the terms of the relevant notes or the Indenture unless (i) it shall have been so requested in writing by the Noteholders of at least 25% in principal amount of the relevant notes then outstanding and (ii) it shall have been indemnified and/or secured and/or prefunded by the relevant Noteholders to its satisfaction. However, if a Payment Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the request of the Noteholders of at least 25% in principal amount of the relevant notes then outstanding.
•Right of Noteholders: No Noteholder shall be entitled to proceed directly against BP Capital U.K. or BP or to institute proceedings for the Winding-Up or claim in the liquidation of BP Capital U.K. or BP or to prove in such Winding-Up unless the Trustee, having become so bound to proceed, institute, prove or claim, fails to do so within a 60 day period and such failure shall be continuing, in which case the Noteholder shall have only such rights against BP Capital U.K. or BP as those which the Trustee is entitled to exercise as set out in this section.
•Extent of Noteholders’ Remedy: No remedy against BP Capital U.K. or BP, other than as referred to in the relevant prospectus supplement, shall be available to the Trustee or the Noteholders, whether for the recovery of amounts owing in respect of the relevant notes or under the Indenture or in respect of any breach by BP Capital U.K. or BP of any of their other obligations under or in respect of the relevant notes or under the Indenture. For the avoidance of doubt, nothing in the foregoing shall (i) prevent the Trustee from proving in any Winding-Up (otherwise than for the purposes of a Solvent Reorganization of BP Capital U.K. or BP, as the case may be) or administration of BP Capital U.K. or

BP and/or claiming in any liquidation of BP Capital U.K. or BP (even if not instituted by the Trustee), or (ii) impair the right of any Noteholder to receive payment of principal, premium or interest (including Arrears of Interest) on such noteholder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such noteholder’s notes.
•Defined Terms: The following definitions shall apply to subordination of the notes and subordination of the guarantee provisions:
•“Notional Preference Shares” means, with respect to BP Capital U.K. or BP, as the case may be, a notional class of preference shares in the capital of BP Capital U.K. or BP, as the case may be: (i) ranking junior to the claims of all holders of Senior Obligations of BP Capital U.K. or BP, as the case may be; (ii) having an equal right to return of assets in the Winding-Up of BP Capital U.K. or BP, as the case may be, and so ranking pari passu with any Parity Obligations of BP Capital U.K. or BP, as the case may be; and (iii) having a right to return of capital ahead of, and so ranking ahead of, the claims of holders of the Ordinary Shares of BP Capital U.K. or BP, as the case may be.
•“Parity Obligations” means, with respect to BP Capital U.K. or BP, as the case may be: (a) the most junior class of preference share capital of BP Capital U.K. or BP, as the case may be; and (b) any other security, guarantee or other instrument issued by, or any other obligation of BP Capital U.K. or BP, as the case may be, which ranks or is expressed to rank pari passu with BP Capital U.K.’s obligations under the Notes or BP’s obligations under the Guarantee, including the Other Hybrid Capital Notes.
•“Ordinary Shares” means (i) any ordinary shares in the capital of BP Capital U.K. or BP, as the case may be, or (ii) any present or future shares of any other class of shares of BP Capital U.K. or BP, as the case may be, ranking pari passu with the ordinary shares of BP Capital U.K. or BP, as the case may be or, in either case, any depository or other receipts or certificates, including American depositary receipts representing such shares.
•“Senior Obligations” means all obligations of BP Capital U.K. or BP, as the case may be, but excluding any Parity Obligations and any Ordinary Shares of BP Capital U.K. or BP, as the case may be.
B.Other Terms Applicable to All Notes
The following terms are applicable to all Notes, except where otherwise noted.
Guarantee: Payment of the principal of and interest on the notes is fully guaranteed by BP.
Denomination: The notes will be issued in denominations of $1,000 and integral multiples of $1,000.
Regular record dates for interest: The 15th calendar day preceding each interest payment date, whether or not such day is a business day.
Business day: If any payment is due in respect of the notes on a day that is not a business day, it will be made on the next following business day, provided that no interest will accrue on the payment so deferred. A “business day” for these purposes is any week day on which banking or trust institutions in neither New York nor London are authorized generally or obligated by law, regulation or executive order to close.
Ranking: The notes are unsecured and unsubordinated and will rank equally with all of the issuer’s other unsecured and unsubordinated indebtedness, except for the 4.875% Perpetual Subordinated Non-Call 10 Fixed Rate Reset Notes and the 4.375% Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes, each of which ranks as specified in Section A herein.

Further issuances: The issuer of the Notes may, at its sole option, at any time and without the consent of the then existing note holders issue additional notes in one or more transactions subsequent to the date of the applicable prospectus supplement with terms (other than the issuance date, issue price and, possibly, the first call date, first reset date, the first interest payment date and/or the date interest starts accruing) identical to the notes issued under such prospectus supplement. These additional notes will be deemed part of the same series as the notes issued under such prospectus supplement and will provide the holders of these additional notes the right to vote together with holders of the notes issued under such prospectus supplement, provided that such additional notes will be issued with no more than de minimis original issue discount or will be part of a “qualified reopening” for U.S. federal income tax purposes, except that in the case of the 4.375% Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes and the 4.875% Perpetual Subordinated Non-Call 10 Fixed Rate Reset Notes, additional notes of such series will be only issued if they are fungible with the original notes for U.S. federal income tax purposes.
Day Count:
•For Notes which are floating rate notes – Actual / 360
•For Notes which are fixed rate notes – 30/360
Day count convention:
•For Notes which are floating rate notes – Modified following. If any interest payment date falls on a day that is not a business day, that interest payment date will be postponed to the next succeeding business day unless that business day is in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day.
•For Notes which are fixed rate notes – Following Unadjusted
Trading through DTC, Clearstream, Luxembourg and Euroclear: Initial settlement for the notes has been made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking, société anonyme, in Luxembourg (“Clearstream, Luxembourg”), customers and/or Euroclear Bank S.A./N.V. (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.
Name of depositary: The Depository Trust Company, commonly referred to as “DTC”.
Sinking Fund: There is no sinking fund.
Trustee:
•If the issuer is BP Capital U.K., the notes have been issued under an indenture with The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee, dated as of 8 March 2002, as supplemented by a supplemental indenture with respect to the notes entered into on the issuance date.
•If the issuer is BP Capital America, the notes have been issued under an indenture with The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee, dated as of 4 June 2003, as supplemented by a supplemental indenture with respect to the notes entered into on the issuance date.

Use of proceeds: The net proceeds from the sale of the notes will be used for general corporate purposes, including working capital for BP or other companies in the BP Group and the repayment of existing borrowings of BP and its subsidiaries.
Governing law and jurisdiction: The indenture, the notes and the guarantee are governed by New York law, except for the subordination provisions and waiver of set-off provisions in respect of each of the 4.375% Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes and the 4.875% Perpetual Subordinated Non-Call 10 Fixed Rate Reset Notes, which will be governed by English law. Any legal proceeding arising out of or based upon the indenture, the notes or the guarantee may be instituted in any state or federal court in the Borough of Manhattan in New York City, New York. BP Capital U.K.’s principal executive offices are located at Chertsey Road, Sunbury on Thames, Middlesex TW16 7BP, England. BP Capital America’s principal executive offices are located at 501 Westlake Park Boulevard, Houston, Texas 77079.
C.Description of Debt Securities and Guarantees
The following terms are applicable to all Notes, except where otherwise specified. In the following description, “you” means direct holders of the Notes (and not street name or other indirect holders of securities).

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
Each of the BP Debt Issuers may issue guaranteed debt securities using the prospectus dated 26 March 2021. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called the indenture. BP Capital America has entered into an Indenture, dated 4 June 2003, between BP Capital America., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.) as trustee. BP Capital U.K. has entered into an Indenture, dated 8 March 2002, between BP Capital U.K., BP p.l.c. and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.) as trustee.
The trustee under each of the indentures has two main roles:
•first, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs” below; and
•second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.
BP acts as the guarantor of the guaranteed debt securities issued under the BP Debt Issuers’ indentures. The guarantees are described under “—Guarantees” below.
The indentures and their associated documents contain the full legal text governing the matters described in this section. The indentures, the debt securities and the guarantees are governed by New York law. The indentures are exhibits to our registration statement.
This section contains what we believe is a materially complete and accurate summary of the material provisions of the indentures, which are substantially identical to each other, the debt securities and the guarantees. However, because it is a summary, it does not describe every aspect of the indentures, the debt securities or the guarantees. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including some of the terms used in the indentures. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series described above.
The BP Debt Issuers may each issue as many distinct series of debt securities under its respective indenture as it wishes. This section summarizes all material terms of the debt securities that are common to all series, unless otherwise described above.
We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 101) Special U.S. federal income tax, accounting and other considerations may apply to original issue discount securities. The applicable U.S. federal income tax considerations for original issue discount securities are described under “Original Issue Discount” below. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail above.
Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described above.
Unless otherwise described above, the debt securities will be issued only in fully registered form without interest coupons.
Guarantees

BP will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the guaranteed debt securities, including certain additional amounts which may be payable under the guarantees, as described under “Special Situations—Payment of Additional Amounts”. BP guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration of acceleration, call for redemption or otherwise.
Overview of Remainder of This Description
The remainder of this description summarizes:
•Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.
•Your rights under several special situations, such as if we merge with another company or if we want to change a term of the debt securities.
•Your rights to receive payment of additional amounts due to changes in U.K. tax withholding or deduction requirements.
•Your rights if we default or experience other financial difficulties.
•Our relationship with the trustee.
Additional Mechanics Exchange and Transfer
You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.
You may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities. (Section 305)
You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.
If we have designated additional transfer agents, they are described above. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)
If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305)
Payment and Paying Agents
We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is as described above. (Section 307)
We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in Chicago, Illinois. That office is currently located at The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of sameday funds.
Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.
We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you through the trustee of changes in the paying agents for any particular series of debt securities. (Section 1002)
Notices
We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. (Section 106)
Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that twoyear period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1006)
Special Situations
Mergers and Similar Events
We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another corporation or other entity or to buy or lease substantially all of the assets of another corporation or other entity. No vote by holders of debt securities approving any of these actions is required, unless as part of the transaction we make changes to the indenture requiring your approval, as described below under “—Modification and Waiver”. We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:
•a lower credit rating being assigned to the debt securities; or
•additional amounts becoming payable in respect of U.K. withholding tax, and the debt securities thus being subject to redemption at our option, as described below under “—Optional Tax Redemption”.
We have no obligation under the indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, consolidation or sale or lease of assets that is permitted under the indenture. However, we may not take any of these actions unless all the following conditions are met:
•Where a BP Debt Issuer or BP, as applicable, merges out of existence or sells or leases substantially all of its assets, the other entity must assume its obligations on the debt securities or the guarantees. Such other entity must be organized under the laws of such BP entity’s jurisdiction or a political subdivision thereof.
•The merger, sale or lease of assets or other transaction must not cause a default on the debt securities, and we must not already be in default. For purposes of this nodefault test, a default would include an event of default that has occurred and not been cured, as described below under “Default and Related Matters—Events of Default—What Is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.
•It is possible that the merger, sale or lease of assets or other transaction would cause some of our property to become subject to a mortgage, security interest, lien or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back.
•It is possible that the U.S. Internal Revenue Service may deem a merger or other similar transaction to cause an exchange for U.S. federal income tax purposes of debt securities for new securities by the holders of the debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other adverse tax consequences.
Modification and Waiver
There are three types of changes we can make to the indenture and the debt securities.
Changes Requiring Your Approval
•First, there are changes that cannot be made to your debt securities without your specific approval. We must obtain your specified approval in order to:
•change the stated maturity of the principal or interest on a debt security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;
•change the place or currency of payment on a debt security;
•impair your right to sue for payment;
•reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive various defaults;
•modify any other aspect of the provisions dealing with modification and waiver of the indenture; and
•change the obligations of BP to pay any principal, premium or interest under the guarantees. (Section 902)
Changes Requiring a Majority Vote

•The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of the covenants described in this summary or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (Section 513)
Changes Not Requiring Approval
The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:
•    For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.
•    For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security, as described above.
•    For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent as of the date of original issuance.
•    Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “—Defeasance and Discharge”. (Section 101)
•    We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 90 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 90 days) this period from time to time. (Sections 501, 502, 512, 513 and 902)
Redemption and Repayment
Unless otherwise described above, your debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless a redemption commencement date is specified above. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless one or more repayment dates is specified above.

If a redemption commencement date or a repayment date is specified above, one or more redemption prices or repayment prices may be specified, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price(s). It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.
If a redemption commencement date is specified above, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.
If a repayment date is specified above, your debt security will be repayable by us at your option on the specified repayment date(s) at the specified repayment price(s), together with interest accrued to the repayment date.
In the event that we exercise an option to redeem any debt security, we will give written notice of the principal amount of the debt security to be redeemed to the trustee at least 45 days before the applicable redemption date and to the holder not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described above under “Additional Mechanics—Notices”.
If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers; we urge you to take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.
We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled.
Payment of Additional Amounts
The government of any jurisdiction where BP or BP Capital U.K. is incorporated may require BP or BP Capital U.K. to withhold or deduct amounts from payments on the principal or interest on a debt security or any amounts to be paid under the guarantees for or on account of taxes or any other governmental charges. If the jurisdiction requires a withholding or deduction of this type, BP or BP Capital U.K., as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding or deduction.
BP or BP Capital U.K., as the case may be, will not have to pay additional amounts under any of the following circumstances:
•The U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.
•The tax or governmental charge is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

•The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.
The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings.
•The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed:
•to provide information about the nationality, residence or identity of the holder or beneficial owner, or
•to make a declaration or satisfy any information requirements, that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.
•The withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC or European Council Directive 2014/48/EC, regarding taxation of, and information exchange among member states of the European Union with respect to, interest income, or any other Directive implementing the conclusions of the ECOFIN Council meeting of 2627 November 2000, or any law implementing or complying with, or introduced in order to conform to, such Directives.
•The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.
•The tax or governmental charge is withheld or imposed due to a combination of the items listed above (other than the first bulleted item listed above).
•The holder is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any security, and the laws of the jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such security.
These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to BP or BP Capital U.K., as the case may be, is organized. Additional circumstances in which BP would not be required to pay additional amounts, if any, are described above and in the prospectus supplement relating to the debt securities. (Section 1010)
Optional Tax Redemption
We may also have the option to redeem the debt securities of a given series if, as a result of any change in United Kingdom tax treatment, BP or BP Capital U.K. would be required to pay additional amounts as described in the previous subsection under “—Payment of Additional Amounts”. This option applies only in the case of changes in United Kingdom tax treatment that occur on or after the date specified above for the applicable series of debt securities. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest. The redemption price for original issue discount debt securities will be specified above for such securities. (Section 1108)
Event Risk Provisions

The debt securities do not contain event risk provisions designed to require BP or the BP Debt Issuers to redeem or repurchase the debt securities, reset the interest rate or take other actions in response to highly leveraged transactions, changes in credit ratings or similar occurrences.
Defeasance and Discharge
The following discussion of full defeasance and discharge will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, it will be stated in the above description of your debt securities. (Section 403)
We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:
•We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this nodefault test, a default would include an event of default that has occurred and not been cured, as described below under “Default and Related Matters—Events of Default—What Is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.
•We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. In the case of debt securities being discharged, we must deliver along with this opinion a private letter ruling from U.S. Internal Revenue Service to this effect or a revenue ruling pertaining to a comparable form of transaction to that effect published by the U.S. Internal Revenue Service.
•If the debt securities are listed on the New York Stock Exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted.
However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:
•to register the transfer and exchange of debt securities;
•to replace mutilated, destroyed, lost or stolen debt securities;
•to maintain paying agencies; and
•to hold money for payment in trust.
Default and Related Matters
Ranking
•The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

Events of Default
You will have special rights if an event of default occurs and is not cured, as described later in this subsection.
What Is an Event of Default?
The term “event of default” means, with respect to a debt security other than the 4.375% Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes and the 4.875% Perpetual Subordinated Non-Call 10 Fixed Rate Reset Notes, any of the following:
•We do not pay the principal or any premium on the debt security at maturity.
•We do not pay interest on the debt security within 30 days of its due date.
•We do not deposit any sinking fund payment for the debt security on its due date.
•We remain in breach of a covenant or any other term of the applicable indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.
•We file for bankruptcy or certain other events if bankruptcy, insolvency or reorganization occur.
•Any other event of default described above occurs. (Section 501)
An “event of default” under the 4.375% Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes and the 4.875% Perpetual Subordinated Non-Call 10 Fixed Rate Reset Notes occurs only in the event of a Winding-Up of BP Capital U.K. or BP other than for the purposes of a Solvent Reorganization of BP Capital U.K. or BP. If, for a period of 30 days or more, BP Capital U.K. or BP are in default in the payment of any principal or interest (including any Arrears of Interest) in respect of such subordinated notes which is due and payable (a “Payment Default”), then BP Capital U.K. and/or BP, as the case may be, will be deemed to be in default under the Indenture and the relevant Notes, and the Trustee may, and if instructed by the holders as described in “—Entitlement of the Trustee” in the relevant prospectus supplement shall, take such actions as set forth under “—Proceedings” or “—Enforcement” in the relevant prospectus supplement, to institute actions, steps or proceedings for the Winding-Up of BP Capital U.K. and/or BP. For the avoidance of doubt, a Payment Default is not an Event of Default and shall not result in any right of Acceleration pursuant to Section 502 of the Indenture.
Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if:
•    all amounts due (as interest, principal and otherwise) are paid or deposited with the trustee; and
•    all events of default, other than the nonpayment of the principal of the debt securities which have become due solely by such declaration of acceleration, have been cured or waived. (Section 502)
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512)
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur, provided that the provisions of this paragraph do not apply to the 4.375% Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes and the 4.875% Perpetual Subordinated Non-Call 10 Fixed Rate Reset Notes:
•    You must give the trustee written notice that an event of default has occurred and remains uncured.
•    The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.
•    The trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity. (Section 507)
We will furnish to the trustee every year a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1008)
Regarding the Trustee
BP and several of its subsidiaries maintain banking relations with the trustee group of companies in the ordinary course of their business.
The Bank of New York Mellon Trust Company, N.A. acts as trustee under other indentures under which BP acts as guarantor.
If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may in certain circumstances prescribed by the Trust Indenture Act of 1939 be considered to have a conflicting interest with respect to the debt securities or the applicable indenture. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.